                                                                   EXHIBIT 10.9
                                   $32,500,000

                           SECOND AMENDED AND RESTATED

                  WAREHOUSE REVOLVING CREDIT FACILITY AGREEMENT

                                      AMONG

                                  THE BORROWER

                           MARLIN LEASING CORPORATION,

                                  THE LENDERS,

                                       AND

                               NATIONAL CITY BANK,

                                    AS AGENT

                                 August 31, 2001


                                TABLE OF CONTENTS

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ARTICLE 1.            DEFINITIONS AND ACCOUNTING TERMS..........................................................         1

         Section 1.01      Certain Defined Terms................................................................         1

         Section 1.02      Accounting Terms.....................................................................        18

         Section 1.03      Other Definitional Provisions........................................................        18

ARTICLE 2.            COMMITMENT, LOANS AND COLLATERAL..........................................................        19

         Section 2.01      Revolving Loans; Commitment..........................................................        19

         Section 2.02      Notices..............................................................................        20

         Section 2.03      Borrowing of Loans...................................................................        20

         Section 2.04      Extension of Commitment Termination Date.............................................        20

         Section 2.05      Fees.................................................................................        21

         Section 2.06      Conversion of Loans..................................................................        21

         Section 2.07      Borrowing Base; Prepayments..........................................................        22

         Section 2.08      Use of Proceeds of Loans.............................................................        22

         Section 2.09      Payment of Loans.....................................................................        22

         Section 2.10      Interest.............................................................................        23

         Section 2.11      Notes................................................................................        23

         Section 2.12      Payments.............................................................................        24

         Section 2.13      Computations.........................................................................        24

         Section 2.14      Minimum Amounts of Borrowings and Prepayments........................................        24

         Section 2.15      Additional Costs.....................................................................        24

         Section 2.16      Limitation on Types of Loans.........................................................        25

         Section 2.17      Illegality...........................................................................        25

         Section 2.18      Certain Conversions Pursuant to Sections 2.16 and 2.17...............................        25

         Section 2.19      Indemnification......................................................................        26

         Section 2.20      Proportionate Treatment..............................................................        26

         Section 2.21      Proportionate Sharing................................................................        26

         Section 2.22      Agent's Obligation to Expend Funds; Non-Receipt of Funds by Agent....................        27

         Section 2.23      Change of Lending Office.............................................................        27

         Section 2.24      Replacement of Lenders under Certain Circumstances...................................        28

         Section 2.25      Security.............................................................................        28

ARTICLE 3.            REPRESENTATIONS AND WARRANTIES............................................................        29

         Section 3.01      Organization.........................................................................        29

         Section 3.02      Power, Authority, Consents...........................................................        29
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                                       i

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         Section 3.03      No Violation of Law or Agreements....................................................        30

         Section 3.04      Due Execution, Validity, Enforceability..............................................        30

         Section 3.05      Basic Business.......................................................................        30

         Section 3.06      Properties, Priority of Liens........................................................        30

         Section 3.07      Judgments, Actions, Proceedings......................................................        30

         Section 3.08      No Defaults, Compliance With Laws....................................................        31

         Section 3.09      Intentionally Omitted................................................................        31

         Section 3.10      Financial Statements.................................................................        31

         Section 3.11      Tax Returns..........................................................................        31

         Section 3.12      Intellectual Property................................................................        31

         Section 3.13      Use of Proceeds......................................................................        31

         Section 3.14      Name Changes.........................................................................        31

         Section 3.15      Condition of Assets; Permits, etc....................................................        32

         Section 3.16      ERISA................................................................................        32

         Section 3.17      True and Complete Copies.............................................................        32

         Section 3.18      Principal Place of Business..........................................................        33

         Section 3.19      Corporate Structure..................................................................        33

         Section 3.20      Regulated Company....................................................................        33

         Section 3.21      Indebtedness.........................................................................        33

         Section 3.22      Solvency.............................................................................        33

         Section 3.23      Intentionally Omitted................................................................        33

         Section 3.24      Full Disclosure......................................................................        33

ARTICLE 4.            THE CLOSING; CONDITIONS TO THE LOANS......................................................        34

         Section 4.01      Conditions to Amendment and Restatement..............................................        34

         Section 4.02      Conditions to Each Loan..............................................................        35

ARTICLE 5.            DELIVERY OF FINANCIAL REPORTS, DOCUMENTS AND OTHER INFORMATION............................        36

         Section 5.01      Annual Financial Statements..........................................................        36

         Section 5.02      Quarterly Financial Statements.......................................................        37

         Section 5.03      No Default/Compliance Certificate....................................................        37

         Section 5.04      Monthly Reports......................................................................        37

         Section 5.05      Intentionally Omitted................................................................        37

         Section 5.06      Other Information....................................................................        37

         Section 5.07      Copies of Documents..................................................................        37

         Section 5.08      Preferred Stock......................................................................        38

                                       ii

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         Section 5.09      Notices Under Material Contracts.....................................................        38

         Section 5.10      Notice of Litigation; Cancellation of Insurance; Other Notices.......................        38

         Section 5.11      Notices in Regard to Borrowing Base Assets...........................................        38

         Section 5.12      ERISA................................................................................        38

         Section 5.13      Notices of Defaults..................................................................        38

         Section 5.14      UCC Acknowledgements.................................................................        38

         Section 5.15      Intentionally Omitted................................................................        38

         Section 5.16      Budget; Business Plans...............................................................        38

ARTICLE 6.            AFFIRMATIVE COVENANTS.....................................................................        39

         Section 6.01      Books and Records....................................................................        39

         Section 6.02      Chattel Paper........................................................................        39

         Section 6.03      Inspections and Audits...............................................................        39

         Section 6.04      Maintenance of Collateral............................................................        39

         Section 6.05      Continuance of Business..............................................................        39

         Section 6.06      Perform Obligations..................................................................        40

         Section 6.07      Insurance............................................................................        40

         Section 6.08      Compliance With Laws, etc............................................................        40

         Section 6.09      Borrowing Base.......................................................................        40

         Section 6.10      Financial Covenants..................................................................        40

         Section 6.11      Trade Accounts Payable...............................................................        41

         Section 6.12      Liens Against Users..................................................................        41

         Section 6.13      Liens................................................................................        41

         Section 6.14      Key Man Life Insurance...............................................................        41

ARTICLE 7.            NEGATIVE COVENANTS........................................................................        42

         Section 7.01      Indebtedness.........................................................................        42

         Section 7.02      Liens................................................................................        43

         Section 7.03      Guaranties...........................................................................        43

         Section 7.04      Advances.............................................................................        43

         Section 7.05      Mergers, Acquisitions................................................................        44

         Section 7.06      Changes in Business; Sale of Assets..................................................        44

         Section 7.07      Redemptions; Dividends...............................................................        45

         Section 7.08      Stock Issuance.......................................................................        45

         Section 7.09      Prepayments..........................................................................        45

         Section 7.10      Investments..........................................................................        45
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                                      iii

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         Section 7.11      Fiscal Year; Accounting Changes......................................................        46

         Section 7.12      ERISA Obligations....................................................................        46

         Section 7.13      Transactions With Affiliates.........................................................        47

         Section 7.14      Capital Expenditures.................................................................        47

         Section 7.15      Amendments...........................................................................        47

         Section 7.16      Copies of Corporate Documents........................................................        47

         Section 7.17      Principal Place of Business..........................................................        48

ARTICLE 8.            EVENTS OF DEFAULT.........................................................................        48

         Section 8.01      Events of Default....................................................................        48

         Section 8.02      Effect; Remedies.....................................................................        49

ARTICLE 9.            CONCERNING THE AGENT......................................................................        49

         Section 9.01      Appointment and Authority of the Agent...............................................        49

         Section 9.02      Delegation of Duties.................................................................        50

         Section 9.03      Independent Credit Evaluations.......................................................        50

         Section 9.04      Limited Scope of Duties..............................................................        50

         Section 9.05      Reliance by the Agent................................................................        51

         Section 9.06      Exculpatory Provisions...............................................................        51

         Section 9.07      Indemnification of the Agent.........................................................        52

         Section 9.08      National City Bank Individually......................................................        52

         Section 9.09      Dealing With the Lenders.............................................................        52

         Section 9.10      Duties Not to be Increased...........................................................        53

         Section 9.11      Successor Agent......................................................................        53

ARTICLE 10.           ADDITIONAL LENDERS, ASSIGNMENTS AND PARTICIPATIONS........................................        53

         Section 10.01     Additional Lenders...................................................................        53

         Section 10.02     Assignments..........................................................................        54

         Section 10.03     Participations.......................................................................        54

         Section 10.04     Information..........................................................................        55

ARTICLE 11.           MISCELLANEOUS PROVISIONS..................................................................        55

         Section 11.01     Fees and Expenses; Indemnity.........................................................        55

         Section 11.02     Taxes................................................................................        56

         Section 11.03     Payments.............................................................................        57

         Section 11.04     Survival of Agreements and Representations; Reaffirmation of
                           Security Interest; Waiver of Trial by Jury...........................................        57

         Section 11.05     Lien on and Set-off of Deposits......................................................        57

         Section 11.06     Modifications, Consents and Waivers; Entire Agreement................................        58
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         Section 11.07     Remedies Cumulative..................................................................        58

         Section 11.08     Further Assurances...................................................................        58

         Section 11.09     Notices..............................................................................        58

         Section 11.10     Construction; Governing Law; Consent to Jurisdiction.................................        59

         Section 11.11     Severability.........................................................................        60

         Section 11.12     Binding Effect; No Assignment or Delegation..........................................        60

         Section 11.13     Counterparts; Facsimile Execution....................................................        60

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 1.01              --       Commitments Percentages and Loan Commitments
Schedule 3.01(a)           --       Capitalization
Schedule 3.01(b)           --       Jurisdiction
Schedule 3.07              --       Litigation
Schedule 3.16              --       ERISA Plans
Schedule 3.17              --       Material Contracts
Schedule 3.19              --       Officers and Directors
Schedule 3.21              --       Indebtedness; Bank Accounts
Schedule 7.02              --       Liens
Schedule 7.03              --       Guaranties

Exhibit A-1                --       Form of Monthly Borrowing Base Report
Exhibit A-2                --       Form of Summary Borrowing Base Report
Exhibit A-3                --       Form of Monthly Business Review
Exhibit B                  --       Form of Notice
Exhibit C                  --       Form of Promissory Note
Exhibit D                  --       Form of Security Agreement
Exhibit E                  --       Intentionally Omitted
Exhibit F                  --       Form of Joinder Agreement
Exhibit G                  --       Form of Leases

                                       v

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                  An extra section break has been inserted above this paragraph.
Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                          SECOND AMENDED AND RESTATED

                  WAREHOUSE REVOLVING CREDIT FACILITY AGREEMENT

                  WAREHOUSE REVOLVING CREDIT FACILITY AGREEMENT, dated as of September 3, 1998, as amended and restated as of June 30, 1999 and as further amended and restated as of August 31, 2001 (this "Agreement"), among MARLIN LEASING CORPORATION, a Delaware corporation (the "Borrower"); each of the financial institutions that is or pursuant to the terms hereof, may become a party hereto as a lender (individually, a "Lender", and collectively, the "Lenders"); and NATIONAL CITY BANK, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent");

                              W I T N E S S E T H:

                  WHEREAS, European American Bank (as the original agent under the Original Agreement), the Borrower and certain Lenders were parties to that certain Warehouse Revolving Credit Facility Agreement dated as of September 3, 1998 (as amended, the "Original Agreement"); and

                  WHEREAS, the Original Agreement was amended and restated as of June 30, 1999 (as amended, the "First Amended and Restated Agreement");

                  WHEREAS, on November 14, 2000, the Lenders removed European American Bank as the agent under the Original Agreement and replaced it with National City Bank; and

                  WHEREAS, the parties hereto wish to amend and restate the First Amended and Restated Agreement in its entirety, as hereinafter set forth;

                  NOW, THEREFORE, the parties hereto agree that the First Amended and Restated Agreement is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE 1.

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01 Certain Defined Terms.

                  As used in this Agreement, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Additional Costs" - as defined in Section 2.15.

                  "Additional Lender" - as defined in Section 10.01.

                  "Adjusted LIBOR" means, for each Interest Period in respect of LIBOR Loans, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) determined pursuant to the following formula:

Adjusted LIBOR =                 LIBOR
                 --------------------------------------------------
                     1.00 - Eurodollar Reserve Percentage

The Adjusted LIBOR shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Affiliate" - as to any Person, any other Person which directly or indirectly Controls, or is under common Control with, or is controlled by, such Person; provided that (i) any Person which owns directly or indirectly 5% or more (on a fully diluted basis) of the Voting Securities or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person), in each case with respect to any corporation or other Person with a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or 20% or more of such securities or partnership or other ownership interests, with respect to any corporation or other Person which does not have a class of securities registered under the Exchange Act, will be deemed to Control such corporation or other Person and (ii) and each stockholder, director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

                  "Agreement" - this Agreement, as the same may, from time to time, be amended, supplemented or modified.

                  "Amended Articles" - the Certificate of Incorporation of the Borrower filed on June 16, 1997, as amended by Certificates of Amendment filed on July 15, 1997, February 20, 1998, June 1, 1998, March 30, 1999, June 25,
1999, April 11, 2000 and July 24, 2001, as the same may be amended from time to time, true and complete copies of which have been delivered to the Agent pursuant to this Agreement.

                  "Applicable Margin" - with respect to all Loans, the percentage set forth below:

                               Applicable Margin
                               for Revolving
                               Loans
Base Rate
Loans                                .25%

LIBOR Rate
Loans                              2.125%

                  "Authorized Officer" - Any (i) Chief Executive Officer, President or Vice President of the Borrower or (ii) any other officer or officers of the Borrower designated in writing by the Borrower to the Agent provided that the Borrower shall have furnished the Agent with an incumbency certificate and certified resolutions, in form satisfactory to the Agent, confirming the authority of such officer to act as an Authorized Officer hereunder.

                  "Base Rate" - the greater of (i) the Prime Rate or (ii) one-half percent over the Federal Funds Rate.

                  "Base Rate Loan" - a Loan which bears interest at a rate based upon the Base Rate.

                  "Basic Business" - as defined in Section 3.05.

                  "Benefit Plan" - any employee benefit plan (as defined in Section 3(3) of ERISA) or other employee benefit plan which is (a) maintained by the Borrower or any Subsidiary, (b) a plan to which the Borrower or any Subsidiary contributes or is required to contribute, (c) a plan to which the Borrower or any Subsidiary was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement or (d) any other plan with respect to which the Borrower or any Subsidiary has incurred liability.

                  "Booked Residual" - with respect to any Contract, on any date of determination, the residual value of the Equipment subject to such Contract, as reflected in the Borrower's servicing system.

                  "Borrowing Base" - as to any Eligible Contract as at the date of any determination thereof, but subject to paragraphs (a) through (c) of this definition below, the lesser of (i) 88.5% of the then Net Present Value of such Eligible Contract or (ii) 100% of the Net Investment pertaining to the Eligible Equipment subject to such Eligible Contract, less, all security deposits and advance lease payments and other sums received by the Borrower relating to any Eligible Contract (solely as they relate to assets included in the Borrowing
Base). Notwithstanding the foregoing:

                  (a) the aggregate amount includible in the Borrowing Base of Net Present Value of Eligible Contracts with any one User (including Affiliates of such User) shall not exceed $200,000;

                  (b) the aggregate amount includible in the Borrowing Base of Net Present Value of Eligible Contracts which have initial lease terms in excess of 60 months from the commencement date of such Contracts shall not exceed 10% of the aggregate Commitment for all Lenders; and

                  (c) no Contract may be included in the Borrowing Base for a period of in excess of 360 days.

                  "Borrowing Base Report" - a Monthly Borrowing Base Report or a Summary Borrowing Base Report.

                  "Borrowing Date" - the Business Day specified in a Notice delivered pursuant to Section 2.02 hereof as the date on which the Borrower requests the Lenders to make a Loan.

                  "Business Day" - any day on which commercial banks are not authorized or required to close in Philadelphia, Pennsylvania and, with respect to a borrowing of, a payment or prepayment of principal of or interest on, or a conversion of or into, or an Interest Period for, a LIBOR Loan, or a Notice by the Borrower with respect to any of the foregoing, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" - for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person (but excluding assets acquired for lease in the ordinary course of business).

                  "Capital Leases" - as defined under Statement 13 of the Financial Accounting Standards Board or as that term may be defined hereafter in accordance with GAAP.

                  "Capitalized Lease Obligations" - as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Cash" - lawful currency of the United States in Dollars.

                  "Change of Control" means

                  (a) the termination of employment with the Borrower for any reason or the failure to devote full time and attention to the business and affairs of the Borrower by any two of the Principals;

                  (b) the sale, lease or transfer of all or substantially all of the assets of the Borrower to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) other than the shareholders listed on
Schedule 3.01(a);

                  (c) the liquidation or dissolution of (or the adoption of a plan of liquidation by the board of directors) of the Borrower;

                  (d) the acquisition by any Person or group (as so defined) (other than the shareholders listed on Schedule 3.01(a)) of a direct or indirect majority in interest (more than 50%) of the issued and outstanding Voting Securities of the Borrower by way of merger or consolidation or otherwise; or

                  (e) the occurrence of any event that constitutes an "Organic Change" as such term is defined in the Amended Articles.

                  "Change of Control Date" - the date on which a Change of Control shall occur.

                  "Charge Offs" - for any period, the sum of any payments due and payable to the Borrower or its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) under any contract, lease or other agreement all or a portion of which (i) has been, or should have been, in accordance with the Credit and Collection Policy, written off the books of the Borrower or any Subsidiary, as applicable, as uncollectible or (ii) has remained unpaid for a period of 121 days (as of the 20th calendar day of the month) or more from the original due date for such payment.

                  "Closing Date" - August 31, 2001.

                  "Code" - the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations thereunder.

                  "Collateral" - as defined in the Security Agreement.

                  "Commitment" - with respect to all of the Lenders, the sum of the Commitments of each Lender hereunder and, with respect to each Lender, the amount set forth opposite such Lender's name on Schedule 1.01 hereto (as such Schedule may be amended from time to time, including pursuant to Sections 10.01 and 10.02) or in the Joinder Agreement pursuant to which such Lender becomes a party hereto, as the case may be.

                  "Commitment Fee" - shall have the meaning given thereto in
Section 2.05.

                  "Commitment Percentage" - the percentage of each Lender's Commitment to the aggregate Commitment of all the Lenders, as set forth on
Schedule 1.01 hereto (as such Schedule may be amended from time to time, including pursuant to Sections 10.01 and 10.02) or in the Joinder Agreement pursuant to which such Lender becomes a party hereto, as the case may be.

                  "Commitment Termination Date" - the earlier of (x) August 31, 2003 or such later date as shall be applicable pursuant to Section 2.04 or (y) such other date as the Commitment shall terminate in accordance with this Agreement.

                  "Conditional Sale Agreement" - any contract for the sale of Equipment in the ordinary course of the Borrower's business or lease intended as security under Section 1-201(37) of the UCC.

                  "Consolidated Net Income" - the net income (but not loss or deficit) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Net Income shall not include amounts added to such net income (or deficit) in respect of the write-up of any asset.

                  "Consolidated Net Loss" - the net loss or deficit of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Net Loss shall not include amounts added to such net loss or deficit in respect of the write-up of any asset.

                  "Consolidated Tangible Net Worth" - as at the date of determination, the consolidated shareholders' equity of the Borrower and its Subsidiaries plus the portion of Subordinated Debt which is due and payable more than five years from its date of issuance, less (i) goodwill and other intangibles determined in accordance with GAAP and (ii) advances to shareholders, directors, officers, employees and Affiliates.

                  "Continue," "Continuation" and "Continued" - the continuation of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

                  "Contract" - any Lease or Conditional Sale Agreement entered into or otherwise acquired by the Borrower, in which the Borrower is lessor, sublessor or seller, as the case may be.

                  "Contract Balance Remaining" - with respect to any Contract, as of any date, the aggregate (un-discounted) amount of all unpaid Eligible Contract Payments due under such Contract.

                  "Control" - as to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

                  "Convert," "Conversion" and "Converted" shall refer to a conversion of Loans of one type into Loans of the other type, which may be accompanied by the transfer by a Lender (in its sole discretion) of the booking location of a Loan from one lending office to another.

                  "Credit and Collection Policy" - the credit and collection practices and policies of the Borrower as in effect on the Closing Date, subject to such modifications permitted herein.

                  "Custodian" - Wells Fargo Bank Minnesota, National Association, in its capacity as custodian under the Custodian Agreement, or such other financial institution as may be selected by the Borrower (provided that such financial institution is reasonably acceptable to the Agent).

                  "Custodian Agreement" - as defined in Section 2.25(b).

                  "Debt Instrument" - as defined in Section 8.01.

                  "Debt Service" - for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following (a) all payments of Indebtedness (including, without limitation, the principal component of any payments in respect of Capitalized Lease Obligations, excluding, however, all such principal in respect of Indebtedness incurred for the sole purpose of, or in connection with, the financing of lease receivables under revolving warehouse facilities) scheduled to be made during such period, net of any refinance proceeds plus (b) all Interest Expense for such period.

                  "Default" - an event which with notice or lapse of time or both would constitute an Event of Default.

                  "Dollars" - and "$" - lawful money of the United States of America.

                  "EBITDA - for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before taxes, Interest Expense, securitization income, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) (i) Net Margin on Managed Assets, (ii) depreciation and amortization (to the extent deducted in determining net operating income) and (iii) provision for loan losses (to the extent deducted in determining net operating income) for such period.

                  "Eligible Equipment" - Equipment:

                  (a) (x) to which the Borrower has good and marketable title or (y) with respect to which the Borrower has a fully assignable security interest therein and which interest, as to all Equipment other than Low Value Equipment, shall constitute a valid first priority perfected security interest;

                  (b)      that is subject to an Eligible Contract;

                  (c) that is used in the normal course of business of the User under such Eligible Contract and is consistent with the Basic Business of the Borrower;

                  (d) except with respect to any item of Equipment subject to a Contract which (x) has a Net Present Value of less than $25,000 and (y) covers Equipment with an aggregate Original Cost of less than $25,000, shall be insured against loss by either the Borrower or the User in accordance with industry practice;

                  (e) which is not subject to any Lien other than the Lien in favor of the Agent on behalf of the Lenders, and in which the Agent, as to all Equipment other than Low Value Equipment, has a duly perfected first priority security interest under the UCC;

                  (f)      that is in good working condition; and

                  (g)      that is located within the United States.

                  "Eligible Contract" - a lease or Conditional Sale Agreement entered into by the Borrower as lessor or seller, as the case may be:

                  (a)      of Eligible Equipment;

                  (b) with respect to which the Borrower has all of the right, title and interest of the lessor thereunder;

                  (c) which is fully assignable and transferable to the Agent;

                  (d) which is non-cancelable and provides that the User's obligations thereunder are absolute and unconditional (subject only to the User's right, if any, of "quiet enjoyment" (being a covenant of the lessor not to repossess or to disturb the User's possession or use of the leased asset if the User is in full compliance with all of its obligations to the lessor)), which obligations are not, either pursuant to the terms of such contract or otherwise, subject to contingencies (other than the passage of time), defense, deduction, set-off or claim, and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted by the User or anyone on its behalf;

                  (e) which is a net lease and the User thereunder is responsible for all payments in connection therewith, including, but not limited to, payment of all taxes, insurance and maintenance expenses;

                  (f)      which is payable in Dollars;

                  (g) which is substantially in the form of one of the form contracts set forth in Exhibit G hereto or otherwise in a form approved by the Agent and which has not been amended, modified or supplemented except for immaterial changes set forth in writing prior to the inclusion of such Contract in the Borrowing Base and which in any event do not reduce or limit the rights of the Borrower thereunder and are not due to the User's failure to satisfy the requirements of the Credit and Collection Policy or the User's default or delinquency, nor have any rights of the lessor thereunder been waived;

                  (h) which has been entered into in accordance and consistent with the credit standards and requirements of the Borrower's Credit and Collection Policy as in effect on the Closing Date, as amended, modified or supplemented after the Closing Date provided that the Agent has consented to any material amendment, modification or supplement;

                  (i) which has an initial maturity of no less than one year and no greater than six years unless expressly agreed to by the Agent;

                  (j) which is in full force and effect (all equipment leased thereunder has been accepted by the User);

                  (k) which does not (as of the date such Contract is first included in the Borrowing Base) have any payments more than 60 days past due from the Contract due date thereof (without giving effect to any waiver) and which does not have any other default and which has not been rewritten or amended because of payment or delinquency issues;

                  (l) is not a Government Contract which has the United States or any of its agencies or instrumentalities as the User;

                  (m) which is not subject to any Lien other than the Lien in favor of the Agent on behalf of the Lenders, and in which the Agent has a duly perfected first priority security interest under the UCC;

                  (n)      the User under which is located in the United States;

                  (o) with respect to which the Agent maintains at its principal place of business, or the Custodian maintains at its place of business in the United States permitted under the Custodian Agreement in accordance with the terms of the Custodian Agreement, the documentation with respect to such Contract required to be maintained by the Custodian pursuant to Section 4.02(c) hereof and, with respect to the Custodian, any other documentation required to be maintained with the Custodian pursuant to the Custodian Agreement, and the Borrower, with respect to such Contract, has complied with any covenants set forth in the Loan Documents pertaining to Eligible Contracts;

                  (p) that is eligible for financing under one or more of the Borrower's Securitization Programs (including, without limitation, that available commitment then exists under such Securitization Program(s) to fund such lease or Conditional Sale Agreement); and

                  (q) which has not been charged off in accordance with the Credit and Collection Policy.

                  "Eligible Contract Payments" - all fixed, periodic basic rental payments (excluding any residual payments) which are due and payable or to become due under an Eligible Contract during the original term thereof (excluding any renewal term except to the extent the User under such Contract shall have become contractually obligated to make rental payments during such renewal term).

                  "Environmental Laws" - any statute, law, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Authority relating to injury to, or the protection of, human health or the environment, including, without limitation, all legal requirements pertaining to the use, storage, handling, treatment, transport, disposal, reporting, licensing, permitting, investigation, remediation and removal of Hazardous Substances.

                  "Equipment" - computer, networking, telecommunications equipment and inventory, related peripherals, photocopiers or security systems, whether constituting equipment or inventory, and other categories of equipment and inventory customary in small-ticket equipment leasing and consistent with the Borrower's Credit Policy Manual, or such other assets as shall be acceptable to the Agent in its sole discretion.

                  "ERISA" - the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations thereunder.

                  "ERISA Affiliate" - all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under any or all of Sections 414(b), (c) or (m) of the Code or Section 4001 of ERISA.

                  "Eurodollar Reserve Percentage" - the reserve percentage, if any, (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) in effect on the date LIBOR for such

Interest Period is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period.

                  "Events of Default" - as defined in Section 8.01.

                  "Fair Market Value" for the purposes of Section 7.06 shall mean such purchase price in Cash as shall be agreed to in a bona fide arms'-length negotiation between an unaffiliated, informed and willing purchaser and seller, neither of whom is under any compulsion to purchase or sell, respectively.

                  "Federal Funds Rate" - for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of Cleveland for such day, or if such day is not a Business Day, for the immediately preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent).

                  "Financial Statements" - collectively, the latest of (a) the audited consolidated balance sheet and statements of income and of cash flows of the Borrower and its Subsidiaries, as at and for the year ended December 31, 2000 and the unaudited consolidated balance sheet and statements of income and of cash flows of the Borrower and its Subsidiaries for the six (6) month period ended June 30, 2001 and (b) the most recent consolidating balance sheet and statement of income of the Borrower and consolidated balance sheet and statements of income and of cash flows of the Borrower and its Subsidiaries delivered by the Borrower to the Agent and each of the Lenders pursuant to
Section 5.01 or 5.02 hereof.

                  "First Amended and Restated Agreement" - as defined in the Recitals.

                  "Fiscal Quarter" or "FQ" - any period of three consecutive calendar months comprising a quarter of a Fiscal Year; references to a Fiscal Quarter with numbers corresponding to a calendar year and a number corresponding to a Fiscal Quarter (e.g., "2001 FQ1") refer to such Fiscal Quarter (i.e., the first) of such Fiscal Year.

                  "Fiscal Year" or "FY" - a period of 12 consecutive calendar months ending on each December 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g., "the 2001 Fiscal Year" or "2001 FY") refer to the Fiscal Year ending on December 31st of such calendar year.

                  "Fixed Charge Coverage Ratio" - as at the date of determination, the ratio of (a) (i) EBITDA for the period of four consecutive Fiscal Quarters ending on, or most recently ended prior to, such date plus principal collections on managed assets, excluding, however, all such principal in respect of the financing of lease receivables under revolving warehouse facilities, less (ii) Charge Offs for such period to (b) Debt Service.

                  "Foreign Exchange Contract" - any foreign exchange contract, currency exchange contract or other contractual arrangement protecting a Person against fluctuations in the exchange rate of different currencies.

                  "GAAP" - generally accepted accounting principles, in effect from time to time in the United States, consistently applied, subject to Section 1.02.

                  "Government Contract" means a Contract under which the User is a federal, state or local government or government agency (or any agency or instrumentality thereof).

                  "Governmental Authority" - any federal, state or local governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including, without limitation, any environmental protection authority or body) or any quasi-governmental body exercising any regulatory authority thereunder.

                  "Hazardous Substances" - any substance: (a) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (b) which is or becomes defined as a "hazardous substance," "hazardous waste," "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), and applicable state and local statutes and regulations; (c) which is toxic, explosive, corrosive, flammable, carcinogenic or otherwise hazardous; (d) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or (e) without limitation, which contains polychlorinated biphenyls or asbestos.

                  "Hedging Liability" - relative to any Person, all liabilities of such Person under interest rate and currency swap, cap and collar agreements and all other Writings designed to protect such Person against fluctuations in interest or currency exchange rates.

                  "Indebtedness" - with respect to any Person, all (i) indebtedness of such person for borrowed money, including by way of overdraft privileges, (ii) obligations of such Person for the deferred purchase price of property or services (other than deferred taxes, current trade payables and accrued expenses incurred in the ordinary course of such Person's business),
(iii) Capitalized Lease Obligations; (iv) obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (v) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) liabilities and obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (vii) liabilities and obligations of others than such Person secured by liens on any assets of such Person, whether or not such liabilities and obligations shall have been assumed by it; (viii) liabilities and obligations of such Person, direct or contingent, with respect to bankers acceptances credited for such Person, letters of credit for the account of such Person or similar facilities; (ix) the net liabilities or obligations (as determined below) of such Person under any Interest Rate Contract or Foreign Exchange Contract; (x) liabilities and obligations of such Person, direct or contingent, including as servicer, with respect to receivables financing facilities; and (xi) all obligations of the kind referred to in preceding parts (i) through (x) secured by (or for which the holder of such obligation has an existing right, contingent or otherwise to be secured by) any Lien on property (including accounts or contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. For the purposes of this definition, the amount of the liabilities and obligations under any Foreign Exchange Contract or Interest Rate Contract shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person based on the assumption that such agreement had terminated at the end of such fiscal quarter and, in making such determination, if any agreement relating to such contracts provides for the netting of amounts payable by and to such Person thereunder or for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such liabilities and obligations shall be the net amount so determined. The amount of liabilities and obligations in the case of any guaranty, suretyship or other similar agreement shall equal the unpaid portion of the stated or determinable amount of the primary obligation in respect of which such guaranty, surety or similar agreement is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof as determined by the Agent.

                  "ING" - ING (U.S.) Capital LLC.

                  "ING Debt" - Indebtedness of the Borrower for borrowed money to ING arising under the ING Purchase Agreement.

                  "ING Purchase Agreement" - that certain Purchase Agreement dated as of March 30, 1999 (as amended) between ING and the Borrower, as may be further amended from time to time as permitted by this Agreement.

                  "Insurance Subsidiary"- any Subsidiary organized under Bermuda law for the purpose of establishing and operating a captive property insurance program.

                  "Interest Coverage Ratio" - means, as at the date of determination, the ratio of (a) (i) EBITDA for the period of four consecutive Fiscal Quarters ending on, or most recently ended prior to, such date less (ii) Charge Offs for such period to (b) Interest Expense for such period.

                  "Interest Expense" - for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations accrued or capitalized during such period (whether or not actually paid during such period)), excluding, however, all such interest in respect of Indebtedness incurred for the sole purpose of, or in connection with, the financing of lease receivables, plus, (b) the net amount payable (or minus the net amount receivable) under Hedging Liabilities during such period (whether or not actually paid or received during such period).

                  "Interest Period" - with respect to any LIBOR Loan, each period commencing on the date such Loan is made, or Converted from a Loan or Loans of another type or the last day of the next preceding Interest Period with respect to such Loan, and ending one month, two months, or three months thereafter, as the Borrower may select as provided in Section 2.02. Notwithstanding the foregoing, (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day); (ii) no more than ten (10) Interest Periods for LIBOR Loans shall be in effect at the same time;
(iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month; and (iv) no Interest Period may end later than the Commitment Termination Date. In the event that the Borrower fails to select the duration of any Interest Period for any LIBOR Loan within the time period and otherwise as provided in Section 2.02, the Interest Period with respect to such Loan will be one month.

                  "Interest Rate Contract" - any interest rate swap, interest rate cap or other contractual arrangement protecting a Person against increases in variable interest rates on Indebtedness.

                  "Investment" - any investment in any Person by means of purchase of shares of stock or Indebtedness, capital contribution, loan, advance or guarantee, or any acquisition of all or the part of the business or assets of any Person, or any commitment or option to make any Investment.

                  "IRS" - Internal Revenue Service.

                  "Joinder Agreement" - as defined in Section 10.01.

                  "Key Man Insurance" as defined in Section 6.14.

                  "Lease" - any lease rental schedules, master lease agreements as they relate to such rental schedules, agreements for use and chattel paper (including any and all supplements and amendments thereon and modifications thereof but excluding any Conditional Sale Agreements).

                  "Leverage Ratio" - ratio of (i) Total Recourse Liabilities to
(ii) Consolidated Tangible Net Worth.

                  "LIBOR" - for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent as determined on the basis of the offered rates which appear on the Telerate page 3750 as of 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for deposits in Dollars for a period of time comparable to such Interest Period and in an amount comparable to the aggregate principal amount of the LIBOR Loans made or to be made by the Lenders to which such Interest Period relates or, if such rate shall then be unavailable, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 10:00 a.m., Philadelphia time (or as soon thereafter as practical) two Business Days prior to the first day of such Interest Period for the offering by the Agent to prime lending banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the aggregate principal amount of the LIBOR Loans made or to be made by the Lenders to which such Interest Period relates.

                  "LIBOR Loan" - a Loan the interest on which is determined on the basis of Adjusted LIBOR plus the Applicable Margin.

                  "Lien" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a grant of a security interest or lien), and the filing of or agreement to give any financing statement under the UCC or similar law of any jurisdiction.

                  "Loan(s)" - individually, a Revolving Loan and, collectively, the Revolving Loan(s).

                  "Loan Documents" - this Agreement, the Notes, the Security Documents and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements thereto.

                  "Lockbox Agreement" - as defined in Section 6(1) of the Security Agreement.

                  "Low Value Equipment" - any item of Equipment subject to a Conditional Sale Agreement which (x) has a Net Present Value of less than $25,000 and (y) covers Equipment with an aggregate Original Cost of less than $25,000.

                  "Majority Lenders" - those Lenders whose pro rata share of the aggregate Loans outstanding (or, if no Loans are outstanding, those whose pro rata share of the Commitment) constitutes more than 55% of the aggregate Loans (or the Commitment).

                  "Master Asset-Backed Facility" - that certain Master Lease Receivables Asset-Backed Financing Facility Agreement, dated as of December 1, 2000 among the Borrower, Marlin Leasing Receivables Corp. IV and Wells Fargo Bank Minnesota, National Association.

                  "Material Adverse Effect" - (x) as to a Person, a material adverse effect on the business, operations, financial condition or properties of such Person or on the ability of such Person to perform its obligations hereunder or under the other Loan Documents or (y) a material adverse effect on the Agent's Lien on the Collateral or on the collectibility of any material portion of the Collateral or on the rights and remedies of the Lenders and the Agent under the Loan Documents.

                  "Material Contracts" - collectively, (i) the Primus Purchase Agreements; (ii) the ING Purchase Agreement, (iii) the Wachovia Purchase Agreement, (iv) the Wachovia II Purchase Agreement, (v) the Securitization Agreements; (vi) the Third Amended and Restated Stockholders Agreement (as amended), (vii) the agreements, instruments and other documents executed and delivered pursuant to or in connection with any of the foregoing, and (viii) any other agreements, understandings or contracts the loss of which, or the breach or default under which, would have a Material Adverse Effect on the Borrower.

                  "Monthly Borrowing Base Report" - a borrowing base report in the form of Exhibit A-1 annexed hereto, which borrowing base report is required to be given pursuant to Section 5.04.

                  "Monthly Business Review" - management's discussion and analysis of the Borrower's prior month's operations, including but not limited to the most recent month-end balance sheet, income statement, portfolio agings, and write-off/reserve information, in the form of Exhibit A-3 hereto.

                  "Moody's" - Moody's Investors Service.

                  "Net Investment" - with respect to any item of Equipment, means the Original Cost to the Borrower, adjusted to reflect the cost of related additions, modifications, refurbishments, or replacements that are properly capitalized less, as of the date of determination, (i) for direct finance leases as determined in accordance with GAAP, the portion of lease payments received attributable to the repayment of the Original Cost, and (ii) for operating leases determined in accordance with GAAP, depreciation, in either case based on the books and records of the Borrower maintained in accordance with GAAP.

                  "Net Margin on Managed Assets" - accrued interest income for any period on lease receivables serviced by the Borrower less accrued interest expense in respect of Indebtedness incurred for the sole purpose of, or in connection with, the financing of lease receivables serviced by the Borrower.

                  "Net Present Value" - an amount discounted monthly to present value by a percentage per annum equal to the Base Rate plus the Applicable Margin. Net Present Value of Eligible Contracts shall refer to the Net Present Value of the Eligible Contract Payments thereunder. All present value calculations shall be made using a 30-day month and a 360-day year and actual days elapsed.

                  "Non-Recourse Indebtedness" - Indebtedness of the Borrower for which the remedy for nonpayment or non-performance of any obligation or any default (other than for breach of standard representations and warranties or misapplication of funds) in respect thereof is strictly and absolutely limited to any collateral securing such Indebtedness and in respect of which the Borrower is not subject to any personal liability.

                  "Non-Recourse Lender(s)" - any creditors of the Borrower which shall have provided financing in the form of Non-Recourse Indebtedness.

                  "Notes" - as defined on Section 2.11.

                  "Notice" - as defined in Section 2.02.

                  "Obligations" - as defined in Section 2.25.

                  "Original Agreement" - as defined in the Recitals.

                  "Original Cost" - the purchase price to the Borrower for any Equipment or other assets as invoiced by the supplier thereof, excluding sales taxes, shipping, handling and customary brokerage fees and commissions and other related costs.

                  "Participant" - as defined in Section 10.03.

                  "Participation" - as defined in Section 10.03.

                  "Permitted Financing Security Interest" - as defined in
Section 7.02.

                  "Permitted Liens" - (i) Liens in favor of the lessor on equipment leased by the Borrower pursuant to Capital Leases to the extent such leases are permitted under this Agreement; (ii) Liens consisting of precautionary UCC filings in favor of the lessor on equipment leased by the Borrower pursuant to leases other than Capital Leases to the extent permitted under this Agreement; (iii) Liens consisting of precautionary UCC filings made against assets transferred by the Borrower to the Securitization Subsidiaries pursuant to the Securitization Programs or to third parties pursuant to whole loan sales; (iv) liens in favor of lenders to the Securitization Subsidiaries (or trustees thereof) on notes and/or stock issued to the Borrower by such Securitization Subsidiaries in partial consideration for assets sold by the Borrower to such Securitization Subsidiaries; (v) liens on assets of Securitization Subsidiaries in favor of lenders to such Securitization Subsidiaries (or trustees thereof) pursuant to one or more Securitization Programs; (vi) liens or charges for current taxes, assessments or other governmental charges other than those arising from income taxes (A) which are not yet due and payable or (B) the validity of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and which are in respect of claims for current taxes, assessments, or other governmental charges not exceeding an aggregate amount of $25,000 and for which adequate reserves have been set aside on the books of the Borrower and its Subsidiaries in accordance with GAAP; (vii) Liens or charges not exceeding an aggregate amount of $25,000, incurred in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits;
(viii) deposits in the ordinary course of business required to secure performance bids, trade contracts, surety and appeal bonds, performance bonds and similar instruments; (ix) mechanics', materialmen's, warehousemen's or other similar liens arising in the ordinary course of the Borrower's and its Subsidiaries' business which either (A) are inchoate and relate to an obligation which is not yet due and payable, or (B) are being contested in good faith and which are in respect of mechanics', materialmen's, or other similar charges not exceeding an aggregate of $25,000 and for which adequate reserves have been set aside on the books of the Borrower and its Subsidiaries in accordance with GAAP; and (x) Liens on assets of the Insurance Subsidiary securing permitted Indebtedness of the Insurance Subsidiary.

                  "Person" - an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

                  "Plan" - an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by any Borrower or any ERISA Affiliate or (ii) maintained or contributed to pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any ERISA Affiliate is then making or accruing obligations to make contributions or has within the preceding five plan years (with respect to both clauses (i) and (ii)) made contributions or had an obligation to do so.

                  "Portfolio Delinquency Ratio" - at the end of any Collection Period (as such term is defined in the Master Asset-Backed Facility), the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Contract Balance Remaining (as such term is defined in the Master Asset-Backed Facility), on all leases included in the Borrower's servicing portfolio as to which any Scheduled Payment (as such term is defined in the Master Asset-Backed Facility), (or part thereof in excess of 10% of such Scheduled Payment) is delinquent sixty-one or more days, as of the end of the Collection Period, and the denominator of which is the aggregate Contract Balance Remaining of all leases included in the Borrower's servicing portfolio as of the end of the Collection Period.

                  "Post-Default Rate" - a rate of interest per annum equal to
(a) in respect of the principal amount of Base Rate Loans, 2% in excess of the Base Rate plus the Applicable Margin as in effect from time to time, and (b) in respect of the principal amount of LIBOR Loans, 2% in excess of the Adjusted LIBOR plus the Applicable Margin in effect thereon at the time of such default until the end of the then current Interest Period therefor and, thereafter, 2% in excess of the Base Rate plus the Applicable Margin as in effect from time to time; and (c) in respect of other amounts payable by the Borrower hereunder (including interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum equal to 2% in excess of the Base Rate plus the Applicable Margin as in effect from time to time.

                  "Preferred Stock" - the Class A Convertible Preferred Stock, par value $.01 per share, the Class C Convertible Preferred Stock, par value $.01 per share, and the Class D Convertible Preferred Stock, par value $.01 per share, issued by the Borrower, in each case on the terms and conditions described in the Amended Articles, as terms such may be amended, modified or supplemented from time to time to the extent permitted in accordance with the terms of this Agreement.

                  "Prime Rate" - the interest rate which the Agent announces from time to time at the Principal Office as its prime commercial lending rate. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate. The Prime Rate is established from time to time by the Agent as an index or base rate and at any time may or may not be the best or lowest rate charged by the Agent on any Loan.

                  "Primus Entities" - Primus Capital Fund IV Limited Partnership and Primus Executive Fund Limited Partnership.

                  "Primus Purchase Agreements" - (i) that certain Purchase Agreement dated as of February 25, 1998 (as amended) among the Borrower and the Primus Entities, as may be further amended from time to time as permitted by this Agreement and (ii) that certain Purchase Agreement dated as of March 30, 1999 (as amended) among the Borrower, ING and the Primus Entities, as may be further amended from time to time as permitted by this Agreement.

                  "Principal Office" - the principal office of the Agent, which is currently located at One South Broad Street, Philadelphia, Pennsylvania.

                  "Principals" - Daniel P. Dyer, Gary R. Shivers and Gary W. Kester.

                  "Regulation D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  "Regulation T" - Regulation T of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  "Regulation U" - Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  "Regulation X" - Regulation X of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  "Regulatory Change" - any change after the date of this Agreement in foreign or United States federal, state or local laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lenders of or under any foreign or United States federal, state, or local laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Residual Receipts" - all Booked Residuals received by the Borrower, proceeds from the sale of Equipment subject to Eligible Contracts received by the Borrower in the event the User does not purchase the Equipment at the end of the term of such Contract, any amounts collected by the Borrower as judgments against a User or others related to the failure of such User to pay any required amounts under the related Eligible Contract or to return the Equipment, including any amounts retained by the Borrower relating to a security deposit or other similar payment in advance as security, plus any amounts not otherwise described above which are received by the Borrower and applied against the Booked Residual of such Contract in accordance with the Borrower's servicing standards, in each case as reduced by any reasonably incurred out-of-pocket expenses incurred by the Borrower in enforcing such Contract or in liquidating such Equipment.

                  "Revolver Period" - as defined in Section 2.01.

                  "Revolving Loans" - revolving credit loans made by the Lenders pursuant to Section 2.01.

                  "S&P" - Standard & Poor's, a division of the McGraw-Hill Companies.

                  "Securitization Agreements" - all agreements, contracts and understandings entered into in connection with the Securitization Programs.

                  "Securitization Programs" -any financings pursuant to which Securitization Subsidiaries created or acquired by the Borrower acquire assets from the Borrower for which the Borrower acts as a servicer or manager of such assets, which financings are Non-Recourse to the Borrower (other than in its capacity as servicer of the leases owned by such Securitization Subsidiaries).

                  "Securitization Subsidiary" - any bankruptcy-remote Subsidiary existing, created or acquired by the Borrower for the limited purpose of securitizing or otherwise pledging or borrowing against lease receivables in the ordinary course of business.

                  "Security Agreement" - as defined in Section 2.25.

                  "Security Documents" - as defined in Section 2.25.

                  "Solvent" - with respect to any Person, means that (i) the fair value of all of such Person's properties and assets is in excess of the total amount of its Indebtedness; (ii) it is able to pay its debts as they mature; (iii) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (iv) it is not "insolvent" as such term is defined in Section 101(31) of Title 11 of the United States Code, 11 U.S.C. Section 101, et seq.

                  "Subordinated Debt" - The ING Debt, the Wachovia Debt, and other Indebtedness of the Borrower subordinated to the Obligations, the terms and conditions of which Indebtedness and subordination are satisfactory to the Majority Lenders, as evidenced by the written consent of the Majority Lenders thereto.

                  "Subsidiary" - with respect to any Person, any corporation, partnership, joint venture or other Person whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, joint venture or other Person, of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

                  "Summary Borrowing Base Report" - a borrowing base report in the form of Exhibit A-2 annexed hereto, which borrowing base report is required to be given in connection with a Notice with respect to a borrowing or any action taken pursuant to Section 2.07(a) hereof.

                  "Total Debt" - means Total Recourse Liabilities (other than any portion of Subordinated Debt which is due and payable more than five (5) years from the date of its issuance) related to the financing of Contracts and/or Equipment, plus Non-Recourse Indebtedness, plus all Indebtedness of the Borrower and its Subsidiaries under Securitization Programs.

                  "Total Recourse Liabilities" - all Indebtedness of a Person, other than Non-Recourse Indebtedness, and other liabilities which, in accordance with GAAP, would be included on the liabilities side of a balance sheet of such Person.

                  "UCC" - the Uniform Commercial Code of the Commonwealth of Pennsylvania as in effect from time to time, without reference to its conflict of laws provisions and except as to the perfection or effect of non-perfection of Liens on Collateral which are governed by the laws of the jurisdiction in which the Collateral is located.

                  "Unused Commitment" - as to each Lender, as of any date, the difference, if any, between (i) the amount of its Commitment in effect on such date, and (ii) the then aggregate outstanding principal amount of all Loans made by such Lender hereunder.

                  "User" - the lessee or other user of Equipment pursuant to an Eligible Contract.

                  "Voting Securities" - with respect to any Person, any ownership interests in or shares of such Person of a class having general voting power under ordinary circumstances to elect a majority of the directors or other persons performing similar functions of such Person (irrespective of whether at the time ownership interests in or shares of any other class or classes shall or might have voting power by reason of the happening of any event or contingency).

                  "Wachovia" - Wachovia Capital Investments, Inc.

                  "Wachovia Debt" - Indebtedness of the Borrower for borrowed money to Wachovia arising under the Wachovia Purchase Agreement.

                  "Wachovia Purchase Agreement" - that certain Purchase Agreement dated as of April 7, 2000 (as amended) between Wachovia and the Borrower, as may be further amended from time to time as permitted by this Agreement.

                  "Wachovia II Purchase Agreement" - that certain Purchase Agreement dated as of July 26, 2001 between Wachovia and the Borrower, as amended from time to time as permitted by this Agreement.

                  "Welfare Plan" - an employee welfare benefit Plan, as defined in Section 3(l) of ERISA.

                  "Writing" - means any contract, agreement, indenture, mortgage, document or other writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken or any Lien (or right or interest therein) is granted or perfected.

         Section 1.02 Accounting Terms.

         Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given thereto in accordance with GAAP, consistently applied. All accounting determinations for purposes of determining compliance with Section 6.10 hereof shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before such date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section
5.03 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

         Section 1.03 Other Definitional Provisions.

                  (i) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

                  (ii) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. References in this Agreement to "the date hereof" shall be deemed to refer to the date of this Second Amended and Restated Warehouse Revolving Credit Facility Agreement, unless expressly provided otherwise.

                  (iii) The word "type", when used in relation to a Loan, shall mean either a Base Rate Loan or a LIBOR Loan.

                  (iv) Defined terms in the Agreement shall include in the singular number the plural and in the plural number the singular.

                  (v) References in this Agreement to any other agreement, document or instrument shall, unless the context otherwise requires, include such other agreement, document or instrument as the same may be from time to time amended, modified or supplemented.

                                   ARTICLE 2.

                        COMMITMENT, LOANS AND COLLATERAL

         Section 2.01 Revolving Loans; Commitment.

                  (a) Subject to the terms and conditions hereof, including, without limitation, satisfaction of the conditions set forth in Article 4 hereof, each Lender severally but not jointly agrees to make revolving loans (each, a "Revolving Loan" and collectively, the "Revolving Loans") to the Borrower from time to time on any Business Day during the period (the "Revolver Period") from the date of this Agreement up to, but not including, the Commitment Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Commitment. The Revolving Loans shall be made by the Lenders on a pro rata basis, calculated for each Lender based on its Commitment Percentage; provided, however, that no Revolving Loan shall be made to the Borrower hereunder if, after giving effect thereto and to all other Revolving Loans being made concurrently therewith, the aggregate outstanding principal amount of all Revolving Loans to the Borrower would exceed the lesser of (x) the aggregate amount of the Commitments or (y) the amount of the Borrower's Borrowing Base.

                  (b) Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow amounts in respect of Revolving Loans available under the Commitment during the Revolver Period.

                  (c) The Revolving Loans made on each Borrowing Date pursuant to this Section 2.01 may, on and subject to the terms and conditions of this Agreement, be Base Rate Loans or LIBOR Loans (each being referred to in this Agreement as a "type" of Loan) as specified in the relevant Notice referred to in Section 2.02 hereof; provided, however, that, subject to the provisions of this Agreement, the Borrower may Convert Revolving Loans of one type into Revolving Loans of the other type or Continue Revolving Loans, all as hereinafter provided.

                  (d) The principal amount of any repayment during the Revolver Period shall be deemed available for borrowing hereunder during the Revolver Period, subject to the limitations set forth in subsection (a) of this Section 2.01, and shall otherwise be governed in all respects by the other terms and conditions of this Agreement.

                  (e) Each Revolving Loan shall be paid in full on the Commitment Termination Date. Revolving Loans may, in addition, be prepaid from time to time in accordance with Section 2.07.

                  (f) The Borrower shall not be entitled to terminate or reduce the Commitment prior to the Commitment Termination Date; provided, however, that in the event that the aggregate amount of the Commitments shall be less than $30,000,000 after giving effect to any extension pursuant to Section 2.04(a), the Borrower shall have the right to terminate the Commitment upon five (5) Business Days' prior written notice to the Agent and the Lenders.

         Section 2.02 Notices. The Borrower shall give the Agent written notice in substantially the form of Exhibit B hereto (a "Notice") of each borrowing of a Loan (or Continuation with respect to a LIBOR Loan), each Conversion and prepayment of a Loan and, in the case of the borrowing or prepayment of, or Conversion of a Loan into, a LIBOR Loan of the duration of each Interest Period applicable thereto. The Notice shall be accompanied by a Summary Borrowing Base Report. Each Notice shall be irrevocable and shall be effective only if received by the Agent no later than 12:00 P.M., Philadelphia time, on the date which is, for a Base Rate Loan, at least one Business Day, or, for a LIBOR Loan, at least three Business Days prior to the date of the borrowing (or Continuation), prepayment or Conversion of the Loan designated in the Notice. Each such Notice of a borrowing (or Continuation), Conversion or prepayment shall specify the amount and type of Loan to be borrowed (or Continued), Converted or prepaid and the date of such borrowing (or Continuation), Conversion or prepayment (which shall be a Business Day). Each such Notice of the duration of an Interest Period shall specify the LIBOR Loans to which such Interest Period is to relate. If the Borrower fails to give a Notice of borrowing to continue its LIBOR Loan as a LIBOR Loan at least three Business Days prior to the end of the then current Interest Period, such Loan shall automatically be Converted into a Base Rate Loan on the last day of the then current Interest Period.

         Section 2.03 Borrowing of Loans.

                  (a) Upon the satisfaction by the Borrower of the applicable conditions set forth in Article 4 hereof, the Lenders shall make the Loans requested by the Borrower on the applicable Borrowing Date in accordance with subsection (b) of this Section 2.03.

                  (b) By no later than 2:00 P.M. on each Borrowing Date, each Lender shall make available the respective amount of the Loan to be made by it on such date by depositing the proceeds thereof, in immediately available funds, with the Agent at its Principal Office and the Agent shall pay over such funds, upon the Agent's receipt of the documents required under Article 4 with respect to such Loans, (i) to an account of the Borrower to whom such Loan is requested to be made and maintained with the Agent at its Principal Office or (ii) on instructions from the Borrower to the Agent in the Notice related to such Loan, by transmitting such amount to such other account entity as the Borrower requesting such Loan shall have designated in such Notice.

         Section 2.04 Extension of Commitment Termination Date

                  (a) Subject to the satisfaction of the conditions set forth in
Section 4.02, the Commitment Termination Date (and the Revolver Period) shall be extended annually on August 31, 2003 and on each day which is one year thereafter (each such date, an "Anniversary Date"); provided that (i) the Borrower shall have requested such extension by giving irrevocable written notice to the Agent (which shall promptly notify the Lenders) no earlier than 180 days and no later than 90 days prior to the Anniversary Date and (ii) the Majority Lenders shall have consented in writing to such extension and delivered such irrevocable consent to the Agent at least 60 days prior to the Anniversary Date (such 60th day being referred to as the "Extension Notification Date"). Any determination by the Lenders to consent to an extension of the Commitment Termination Date shall be in their sole and absolute discretion and, subject to such consent, there shall be no obligation on the part of any Lender hereunder, whether express or implied, to extend the Commitment Termination Date. Any Lender which shall have failed to notify the Agent of its consent or non-consent by the Extension Notification Date shall be deemed to have withheld its consent to such extension (each such Lender, together with each Lender that has provided notice of its non-consent, being referred to as a "Non-Consenting Lender"). If, as of the close of business on the Extension Notification Date, the Majority Lenders shall have consented in writing to such extension (as contemplated in part (ii) of the first sentence of this paragraph (a)) and there shall be any Non-Consenting Lender(s), the Agent shall so notify the Borrower. During the period beginning on the first day following the Extension Notification Date until the date to which the Commitment Termination Date has been extended, the Borrower shall have the option to require each Non-Consenting Lender, upon written notice from the Borrower, to assign its Commitment and all of its rights and obligations under this Agreement
(i) first, to the Lenders who shall not be Non-Consenting Lenders and are willing to accept such assignment, subject to ratable allocation by the Agent among such Lenders, and (ii) second, to the extent such Non-Consenting Lender's rights and obligations hereunder have not been assigned to an existing Lender as contemplated in the foregoing part (i), to one or more other financial institutions acceptable to the Borrower and the Agent that are willing to become Lenders hereunder through the Commitment Termination Date as so extended. The obligation of a Non-Consenting Lender to assign its rights and obligations under this Agreement as contemplated by this Section 2.04 is subject to the requirements that (x) all amounts owing to such Non-Consenting Lender under the Loan Documents through the effective date of such assignment shall have been paid in full and (y) any assignment is effected in accordance with the terms of
Section 10.02 (provided that the replacement Lender shall be responsible to pay the fee required to be paid to the Agent pursuant to Section 10.02(a)). In the event that no such assignment occurs then the Borrower shall pay all Obligations owing to the Non-Consenting Lender on the Commitment Termination Date.

                  (b) In the event that the Majority Lenders shall consent to the extension of the Commitment Termination Date pursuant to subsection (a) of this Section 2.04, and provided (i) no Default or Event of Default shall have occurred and be continuing, and (ii) any Non-Consenting Lender which shall not have assigned its Commitments and Loans pursuant to subsection (a) of this
Section 2.04 shall have received payment of all amounts owing to such Non-Consenting Lender pursuant to the Loan Documents then, subject to the Borrower's right to terminate the remaining Commitments pursuant to Section 2.01(f), (x) the Commitment Termination Date shall be extended for an additional year from the date on which, but for such extension, the Commitment would otherwise have terminated, and (y) the Commitment shall be reduced by the amount of the Commitment of any Non-Consenting Lender which shall not have assigned its Commitment and Loans pursuant to subsection (a) of this Section 2.04.

         Section 2.05 Fees.

                  (a) Whether or not any Loans are made, the Borrower shall pay to the Agent for the account of each Lender an annual commitment fee (the "Commitment Fee") on the average daily amount of the Unused Commitment of each Lender, for the period from the Closing Date to and including the Commitment Termination Date, at the rate of (i) thirty-seven and one-half hundredths of one percent (.375%) per annum (computed on the basis of a 360-day year and 30 day month and actual days elapsed) if the average daily amount of the Unused Commitment for the respective quarterly period is greater than 50% of the Commitment, or (ii) twenty-seven and one-half hundredths of one percent (.275%) per annum (computed on the basis of a 360-day year and 30 day month and actual days elapsed) if the average daily amount of the Unused Commitment for the respective quarterly period is less than or equal to 50% of the Commitment. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each January, April, July and October following the date of this Agreement and on the Commitment Termination Date.

                  (b) Whether or not any Loans are made hereunder, the Borrower shall pay the Agent, for its own account, in addition to all other amounts payable by the Borrower hereunder, the agency fees set forth in the letter agreement between the Borrower and the Agent.

         Section 2.06 Conversion of Loans. Subject to Sections 2.16, 2.17, 2.18 and 2.19, and, with respect to Conversion into or Continuation of LIBOR Loans, provided no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right to Convert Base Rate Loans into LIBOR Loans and Continue LIBOR Loans and Convert LIBOR Loans into Base Rate Loans from time to time, provided that (a) the Borrower shall give to the Agent notice of each such Conversion as provided in Section 2.02, (b) LIBOR Loans may be Converted only on the last day of an Interest Period for such Loans and (c) each Conversion or Continuation shall be effected by each Lender applying the proceeds of the new Loan to the Loan being Converted or Continued.

         Section 2.07 Borrowing Base; Prepayments.

                  (a) The Borrower agrees that at no time shall the aggregate principal amount of the Loans outstanding exceed the amount of the Borrowing Base. In the event that the aggregate outstanding principal amount of all Loans to the Borrower exceeds the Borrowing Base, the Borrower shall immediately prepay the Loans in an amount sufficient to reduce the sum of the aggregate principal amount of the Loans to an amount not greater than the Borrowing Base. The Borrower shall use the insurance proceeds received with respect to assets subject to Eligible Contracts to prepay principal and accrued interest thereon if as a result of such Eligible Contracts becoming ineligible a prepayment is required pursuant to this Section 2.07(a).

                  (b) In the event that at any time either the Agent or the Majority Lenders in the exercise of its or their reasonable discretion deem that any part of the Borrowing Base no longer meets the eligibility requirements set forth herein, then the Borrower shall, within five (5) days of the giving of notice of such determination, take any of the actions provided in Section 2.07(a) such that the aggregate principal amount of the Loans outstanding does not exceed the Borrowing Base. The Borrower shall deliver a Summary Borrowing Base Report to the Agent in connection with any action taken pursuant to subsection (a) of this Section 2.07.

                  (c) The Borrower shall have the right to prepay the Loans from time to time in whole or in part, without premium or penalty, provided that: (i) the Borrower shall give the Agent notice of each such prepayment as provided in
Section 2.02 hereof; (ii) partial prepayments shall be made in such amounts as provided in Section 2.14 hereof; and (iii) the Borrower shall have paid all compensation, if any owed to any Lender pursuant to Section 2.19 hereof.

                  (d) In the event that any payment shall be made in satisfaction of a claim under the Key Man Insurance policy, one hundred percent (100%) of the proceeds of such payment shall be applied by the Agent to prepay the outstanding Loans and the Commitment shall be permanently reduced by the amount of such prepayment.

                  (e) All prepayments of Loans pursuant to this Section 2.07 shall be without premium or penalty, except as provided in Section 2.19 hereof, and such prepayment shall be accompanied by interest accrued on the principal amount so prepaid.

                  (f) All prepayments, other than optional prepayments pursuant to Section 2.07(c) hereof, shall be applied first to Base Rate Loans and then to LIBOR Loans.

         Section 2.08 Use of Proceeds of Loans. The proceeds of each Loan hereunder shall be used by the Borrower solely for the purposes of financing or refinancing all or a portion of Equipment subject to Eligible Contracts.

         Section 2.09 Payment of Loans. On the Commitment Termination Date, the Borrower shall be obligated to pay to the Agent for the accounts of each of the Lenders the full outstanding principal amount of all of its Loans together with accrued interest thereon and all other amounts due with respect thereto or otherwise under this Agreement, the Notes and the other Loan Documents, subject to any required prepayment to be made prior thereto under this Agreement.

         Section 2.10 Interest.

                  (a) Interest shall accrue on the unpaid principal amount of each Loan, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

                  (i) during such periods such Loan is a LIBOR Loan, for each Interest Period relating thereto, the Adjusted LIBOR for such period plus the Applicable Margin; and

                  (ii) during such periods such Loan is a Base Rate Loan, the Base Rate as in effect from time to time plus the Applicable Margin.

                  (b) Notwithstanding the foregoing, from and after the occurrence and during the continuance of an Event of Default or if the Borrower shall fail to pay any amount on the due date therefore (without giving effect to any period of grace), the Borrower shall pay interest at the applicable Post-Default Rate on the Loan or any installment of principal thereof, and on any other amount payable by the Borrower hereunder (including interest to the extent permitted by law).

                  (c) Accrued interest on each Loan shall be payable in arrears
(i) in the case of a Base Rate Loan, on the last day of each month for which interest is due, (ii) in the case of a LIBOR Loan, on the last day of the Interest Period therefor, (iii) in the case of all Loans, on the date on which the same may become payable in full (whether at stated maturity, by acceleration or otherwise) and (iv) in the case of any Loan, upon the payment, prepayment or Conversion thereof (but only on the principal amount so paid, prepaid or Converted); provided, however, that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Agent.

                  (d) Anything in this Agreement or the Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Agent for the account of any Lender to the extent that the Lender's receipt thereof would not be permissible under the law or laws applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Agent for the account of such Lender, if at all, on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Any such payments of interest which are made and should not have been made as a result of the limitation referred to herein shall be applied to the principal outstanding on the Borrower's Base Rate Loans and LIBOR Loans.

         Section 2.11 Notes.

                  (a) The Loans made by each Lender shall be evidenced by a promissory note made by the Borrower and payable to the order of each Lender (the "Notes") in substantially the form of Exhibit C hereto, in a principal amount equal to such Lender's Commitment and otherwise duly completed.

                  (b) The Borrower hereby authorizes the Lenders to make notations of all payments and prepayments made on account of the principal of the Loans and interest thereon shall be recorded by each Lender on the schedule attached to each Note or on its regularly maintained ledger records and all such notations shall, in the absence of manifest error, be conclusive as to the date and principal amount of such Loan, the amount of each principal payment thereon, the outstanding balance thereunder and the interest accrued and paid thereon; provided, however, that any failure by such Lender to make any such notation shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes in respect of the Loans.

         Section 2.12 Payments. (a) All payments of principal, interest, fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Agent for the account of the Lenders, pro rata at the Principal Office of the Agent no later than 1:00, P.M., Philadelphia time, on the dates on which such payments shall become due. Except as provided in clause (ii) to the definition of "Interest Period" set forth in Section 1.01 hereof, payments which are due on a day which is not a Business Day shall be payable on the first Business Day thereafter and interest shall continue to accrue, or shall be payable for any principal so extended, in each case for the period of such extension. Each such payment made after such time on such dates shall be deemed to have been made on the next succeeding Business Day and interest shall accrue thereon accordingly. All payments received by the Agent for the account of the Lenders hereunder shall be applied first, to pay all fees, expenses and other amounts then due and payable hereunder, second, to pay accrued and unpaid interest on the Loans and third, to repay the outstanding principal balance of the Loans. The Agent shall promptly remit in immediately available funds to each Lender its pro rata share of all such payments received by the Agent hereunder for the account of such Lender.

                  (b) The Borrower hereby authorizes the Agent to charge any account at the Agent which is maintained by the Borrower with the amount of all payments to be made hereunder and under the other Loan Documents, including all fees and expenses, as and when such payments are due.

         Section 2.13 Computations. Interest on all Loans, the Commitment Fee and any other amounts payable hereunder or under the Notes or in connection herewith or therewith shall be computed on the basis of a 360-day year, 30-day month and actual days elapsed.

         Section 2.14 Minimum Amounts of Borrowings and Prepayments. Except for borrowings which exhaust the remaining amount of the Commitment, each borrowing of a Loan and each Conversion or Continuation of a Loan shall be in an amount at least equal to $1,000,000 (with respect to LIBOR Loans) and $100,000 (with respect to Base Rate Loans). Each voluntary prepayment of a Loan shall be in an amount of at least $250,000. There shall be no minimum amount required for mandatory prepayment of a Loan.

         Section 2.15 Additional Costs.

                  (a) In the event that any future law or regulation or guideline or interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority or any Regulatory Change (including for the purposes of this Section 2.15, any law, rule, regulation or guidelines adopted at any time, whether or not such law, rule, regulation or guidelines was in effect on or prior to the Closing Date, pursuant to or arising out of the July 1988 Report of the Basle Committee on Bank Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standard") shall
(i) change the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any Loans (other than taxes imposed on the overall net income of such Lender for any such Loans by the United States or the jurisdiction in which such Lender has its principal office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender; or (iii) impose any other conditions affecting this Agreement or the Notes in respect of Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or
(iii) above shall be to increase such Lender's costs of making or maintaining any Loans or its Commitment, or to reduce any amount receivable by such Lender hereunder in respect of any Loans or its Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs"), then, upon demand made by such Lender the Borrower shall pay to such Lender from time to time as specified by such Lender, additional commitment fees or other amounts which shall be sufficient to compensate such Lender for such Additional Cost, together with interest on each such amount which is not paid when demanded by such Lender, payable at the Post-Default Rate.

                  (b) Determinations by any Lender for purposes of this Section
2.15 of its costs of making or maintaining the Loans or on amounts receivable by it in respect of the Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be set forth in writing delivered by the Agent or the affected Lender to the Borrower showing the calculation thereof in reasonable detail and shall be conclusive, absent manifest error.

         Section 2.16 Limitation on Types of Loans. Anything herein contained to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any Interest Period therefor:

                  (a) the Agent determines (which determination shall be conclusive) that, by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in such markets in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

                  (b) the Agent determines (which determination shall be conclusive) that by reason of any event affecting money or financial markets in the United States of America or the London interbank market, rates of interest or the cost of making or maintaining loans, the rate of interest referred to in the definition of "Adjusted LIBOR" in Article 1 hereof upon the basis of which the rate of interest of any LIBOR Loans for such period is determined does not accurately reflect the cost to the Lenders of making or maintaining such Loans for such period;

then the Agent shall give the Borrower prompt written notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans in accordance with Section 2.07 hereof or Convert such LIBOR Loans into Base Rate Loans in accordance with Section 2.06 hereof.

         Section 2.17 Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender to (i) honor its obligations to make LIBOR Loans hereunder or (ii) maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Agent and the Borrower thereof in writing, and such Lender's obligation to make or maintain LIBOR Loans hereunder shall be suspended until such time as such affected Lender(s) may again make and maintain LIBOR Loans and such Lenders' outstanding LIBOR Loans shall be Converted into Base Rate Loans in accordance with Sections 2.06 and
2.19 hereof; provided, however, that this Section 2.17 shall not apply to those other Lenders for whom it does not become unlawful to honor or maintain LIBOR Loans hereunder.

         Section 2.18 Certain Conversions Pursuant to Sections 2.16 and 2.17. If the LIBOR Loans are to be Converted pursuant to Section 2.16 or 2.17 hereof, such LIBOR Loans shall be Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as the Agent may specify to the Borrower) and, until the Agent gives notice as provided below that the circumstances specified in Section 2.16 or 2.17 hereof which gave rise to such Conversion no longer exist:

                  (a) to the extent that such LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such LIBOR Loans shall be applied instead to Base Rate Loans; and

                  (b) all Loans which would otherwise be made as LIBOR Loans shall be made instead as Base Rate Loans and all Base Rate Loans which would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans or be prepaid by the Borrower.

         Section 2.19 Indemnification. The Borrower shall pay to any Lender, upon the written request of such Lender, such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as determined by such Lender) as a result of:

                  (a) any payment or prepayment or Conversion of a LIBOR Loan held by such Lender on a date other than the last day of an Interest Period for such LIBOR Loan; or

                  (b) any failure by the Borrower to borrow a LIBOR Loan on the date for such borrowing specified in the relevant Notice under Section 2.02 hereof;

                  (c) the receipt or recovery by any Lender of all or any part of a LIBOR Loan (whether by voluntary prepayment, acceleration or otherwise) other than on the last day of an Interest Period, such compensation to include, without limitation, an amount equal to (i) any loss or expense suffered by such Lender during the period from the date of receipt of such early payment or prepayment or the date of such conversion to the last day of such Interest Period if the rate of interest obtainable by such Lender upon the redeployment of an amount of funds equal to such payment, prepayment or conversion or failure to borrow or Convert is less than the rate of interest applicable to such Loan for such Interest Period or (ii) any loss or expense suffered by such Lender in liquidating deposits prior to maturity which correspond to such payment, prepayment, conversion, failure to borrow or failure to Convert. The determination by such Lender of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing such Lender's calculation thereof in reasonable detail, shall be conclusive absent manifest error.

         Section 2.20 Proportionate Treatment.

                  (a) Each borrowing hereunder shall be made from the Lenders and each payment of fees under Sections 2.05(a) hereof shall be made for account of the Lenders, in each case in proportion to their respective Commitment Percentages.

                  (b) Each payment and prepayment by the Borrower of principal of or interest on the Loans shall be made to the Agent for the account of the Lenders in proportion to the respective unpaid principal amounts thereof.

                  (c) The Commitment and other obligations of the Lenders under this Agreement are several and not joint and several.

         Section 2.21 Proportionate Sharing. If any Lender shall obtain payment of any principal of or interest on any Loan by any means (including through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through the exercise of any right under any Loan

Document), and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Lender than its proportionate share thereof, it shall promptly purchase participations from such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) in proportion to the principal and/or interest on the Loans held by each of the Lenders. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise any and all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing in this Agreement shall require any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.21 applies, such Lender shall, to the extent practicable exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
2.21 to share in the benefits of any recovery on such secured claim.

         Section 2.22 Agent's Obligation to Expend Funds; Non-Receipt of Funds by Agent. The Agent shall not be required to expend any of its own money to make up the full amount of any Loan requested by the Borrower hereunder, or otherwise incur any expense as a consequence of the failure of any Lender to make available to the Agent its Commitment which the Lenders have become obliged to make hereunder. Should such a failure occur and the Agent shall nevertheless have advanced money of its own or incurred expense in order to make up the full amount of any such Loan, it shall be deemed to have done so at the request of any Lender which has so failed to provide its portion of such Loan, unless such Lender shall have previously notified the Agent that it should not make such an advance or incur such an expense to make good such failure, and in the absence of such prior notice, such Lender shall be obligated to pay to the Agent on demand the amount expended by the Agent out of its own funds plus any costs incurred by the Agent to carry such funds while such Lender has not provided to the Agent its portion of such Loan, all of which shall constitute a loan by the Agent to such Lender which shall bear interest from the date of the advance by the Agent at the "Federal Funds" rate from day to day on the Loan with respect to which the advance or expenditure was made. During the continuance of any such default as between the Agent and such Lender, and notwithstanding anything elsewhere herein to the contrary expressed or implied, the principal amount of Indebtedness in respect of Loans made by such Lender in default shall be deemed to be reduced, so long as the default continues by the amount not remitted by it to the Agent as described in the preceding sentence and such principal amount and interest thereon shall be deemed assigned to and collectible by the Agent for its own account for application against the amount of its claim under the preceding sentence. Notwithstanding the foregoing, in the event the Agent shall have made an advance on behalf of a Lender without prior notice not to do so, the Borrower shall, on written demand from the Agent, repay to the Agent the amount so made available with interest thereon, in respect of each day during the period commencing on and including the date such advance was so made by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Base Rate plus the Applicable Margin.

         Section 2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15, 2.17 or 11.02 with respect to such Lender, it shall, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event, provided that such designation is made on terms that, in the sole judgment of such Lender, shall not result in any economic, legal or regulatory disadvantage to such

Lender or its lending office and provided, further, that nothing in this Section
2.23 shall affect or postpone any of the obligations of the Borrower or the right of any Lender pursuant to Section 2.15, 2.17 or 11.02.

         Section 2.24 Replacement of Lenders under Certain Circumstances. Upon the occurrence of any event giving rise to the operations of Section 2.15, 2.17 or 11.02 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, the Borrower shall have the right to replace such Lender (the "Replaced Lender") with one or more financial institutions acceptable to the Borrower and the Agent (such consent not to be unreasonably withheld or delayed) that are willing to become Lenders hereunder (a "Replacement Lender") provided that (i) such replacement does not conflict with the requirements of any Governmental Authority, (ii) no Event of Default or Default shall exist at the date of such replacement, (iii) prior to any such replacement, the Replaced Lender shall not have taken any action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15, 2.17 or 11.02, as the case may be, (iv) the Replacement Lender shall have entered into one or more assignment and assumption agreements with the Replaced Lender as contemplated in, and shall otherwise assign its Commitment and outstanding Loans to the Replaced Lender in accordance with, Section 10.02 and, in connection therewith, shall pay to the Replaced Lender as of the date of such replacement in respect thereof, all Loans (purchased at par) of such Lender and all other amounts (including accrued interest and fees) owing to the Replaced Lender on or prior to the date of such replacement, (v) if any LIBOR Loan owing to the Replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, the Borrower shall, concurrently with such replacement, pay any amounts payable in respect thereof under Section 2.19; and (vi) until such replacement shall be consummated, the Borrower shall pay all amounts (if any) required pursuant to Section 2.15, 2.17 and 11.02, as the case may be.

         Section 2.25 Security. In order to secure the due payment and performance by the Borrower of all of the Indebtedness, liabilities and obligations of the Borrower to the Agent and the Lenders under this Agreement, the Notes or any of the other Loan Documents, whether now existing or hereafter arising, including, without limitation, the due and punctual payment of the principal of and the interest on the Notes according to their terms and effect and all fees, costs and expenses from time to time payable to the Agent or the Lenders under the Loan Documents, and under any Interest Rate Contracts (all such Indebtedness, liabilities and obligations are hereinafter referred to, collectively, as the "Obligations"), the Borrower shall:

                  (a) grant to the Agent, as secured party and collateral agent for itself and the Lenders, a Lien on all of the Borrower's Contracts included from time to time in the Borrowing Base and all assets subject to, or relating to, such Contracts, including all security therefor and all books and records relating thereto, whether now owned or hereafter acquired, by the execution and delivery to the Agent of a security agreement in the form of Exhibit D hereto (as amended, modified or supplemented from time to time, the "Security Agreement");

                  (b) enter into a collateral administration agreement with the Agent and the Custodian, in form and substance reasonably satisfactory to the Agent (as amended, modified or supplemented from time to time, the "Custodian Agreement") pursuant to which the Custodian agrees to hold Contract documentation on behalf of and for the benefit of the Agent;

                  (c) pursuant to Article 4, file UCC-1 financing statements with respect to all Collateral under the Security Agreement, including, without limitation, all UCC financing statements required to assign to the Agent any Liens filed by the Borrower against lessees under Contracts;

                  (d) execute and deliver or cause to be executed and delivered such other agreements, instruments and documents (including, but not limited to, except with respect to Low Value Equipment, assignments to the Agent of UCC-1 Financing Statements filed by the Borrower against lessees or sublessees under Contracts) as the Agent may reasonably require in order to effect the purposes of the Security Agreement, and this Agreement (the Security Agreement, the Custodian Agreement, UCC Financing Statements, and such other agreements, instruments and documents are referred to collectively as the "Security Documents").

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby represents and warrants to each Lender and the Agent (which representations and warranties shall be deemed restated at and as of the date of the making of any Loans) that as of the date hereof:

         Section 3.01 Organization.

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its assets and to transact the business in which it is currently engaged and in which it proposes to be engaged. Schedule 3.01(a) annexed hereto (which shall be updated from time to time in writing by the Borrower, as necessary (but which update shall not cure any prior misrepresentation)) accurately and completely lists (i) the authorized and outstanding shares of capital stock of the Borrower and the ownership of such stock and (ii) each Subsidiary of the Borrower and the outstanding shares of capital stock of such Subsidiary and the ownership of such stock. All of the shares of the Borrower are validly issued and fully paid and nonassessable, and are owned free and clear of any Lien (other than Liens in favor of the Borrower attaching to certain shares of capital stock purchased by employees pursuant to the Borrower's employee stock purchase loan program). Except as set forth on Schedule 3.01(a), there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock of the Borrower nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Borrower.

                  (b) The Borrower is in good standing in each state in which it is qualified to do business, which jurisdictions are listed on Schedule 3.01(b) hereto (which shall be updated from time to time in writing by the Borrower, as necessary (but which update shall not cure any prior misrepresentation)). Other than as set forth on Schedule 3.01(b), there are no jurisdictions in which the character of the properties owned or proposed to be owned by the Borrower or in which the transaction of the business of the Borrower as now conducted or as proposed to be conducted requires or will require the Borrower to qualify to do business and as to which failure to so qualify could have a Material Adverse Effect.

         Section 3.02 Power, Authority, Consents. The Borrower has the power to execute, deliver and perform the Loan Documents to which it is a party. The Borrower has taken all necessary action (corporate or otherwise) to authorize the borrowing hereunder on the terms and conditions of this Agreement. The Borrower has taken all necessary action (corporate or otherwise) to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), other than any such consent or approval a copy of which has been delivered in form and substance satisfactory to the Agent, no filing with, action by, consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no filing with, action by, consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower or the validity, enforcement or priority, of the Loan Documents (or any Lien created and granted thereunder), except such filings and assignments as are required by this Agreement.

         Section 3.03 No Violation of Law or Agreements. The execution, delivery and performance by the Borrower of each Loan Document to which it is a party will not (i) violate or conflict with any provision of law or any rule or regulation, (ii) violate or conflict with any provision of the Amended Articles or by-laws of the Borrower, (iii) violate or conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party, or by which it is bound or any of its properties or assets are affected or (iv) result in the imposition of any Lien of any nature whatsoever upon any of its properties or assets owned by or used in connection with the business of the Borrower, except for the Liens created and granted pursuant to the Security Documents.

         Section 3.04 Due Execution, Validity, Enforceability. This Agreement and each other Loan Document executed and delivered by the Borrower has been duly executed and delivered by the Borrower, and each constitutes the valid and legally binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by the availability of equitable remedies.

         Section 3.05 Basic Business. The basic business of the Borrower is the small ticket finance leasing of equipment to commercial users, such equipment consisting of, but not limited to, computers, copiers, surveillance systems, telecommunications equipment and related peripherals (the "Basic Business").

         Section 3.06 Properties, Priority of Liens. The Borrower has good and marketable title to all of its properties and assets, free and clear of any Lien of any nature whatsoever, except the Liens permitted by Section 7.02. The Borrower has granted duly perfected first priority Liens in favor of the Agent on behalf of the Lenders on the Collateral covered under the Security Documents.

         Section 3.07 Judgments, Actions, Proceedings. Except to the extent disclosed on Schedule 3.07 (which shall be updated from time to time in writing by the Borrower, as necessary (but which update shall not cure any prior misrepresentation)), there are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to, or, to the best of the Borrower's knowledge, threatened against or affecting, the Borrower or any of its Subsidiaries, nor are there any such actions or proceedings in which the Borrower is a plaintiff or complainant, in any instance involving (i) any single judgment in excess of $100,000, (ii) all judgments then outstanding in excess of $250,000 or (iii) actions or proceedings which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Borrower (excluding, with respect to actions or proceedings in which the Borrower is a plaintiff or complainant, collection actions in the ordinary course of business). Without limiting the foregoing, there are no pending or, to the best of the Borrower's knowledge, threatened claims, actions or proceedings, and the Borrower has not received or given within the last three years, any written communication from or to any Governmental Authority or any other Person concerning any pending or threatened investigation, claim, environmental proceeding, cleanup order, citizen suit or other action instituted by any private party or Governmental Authority in connection with any Environmental Law or the presence or possible presence of any Hazardous Substances.

         Section 3.08 No Defaults, Compliance With Laws. Neither the Borrower nor any of its Subsidiaries is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or by which any of the properties or assets owned by it or used in the conduct of its business is affected, and the Borrower and its Subsidiaries have complied and are in compliance in all applicable laws, ordinances and regulations, including, without limitation, Environmental Laws, in either case which default, or non-compliance with which laws, could have a Material Adverse Effect on the Borrower.

         Section 3.09 Intentionally Omitted.

         Section 3.10 Financial Statements. The Financial Statements present fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of and at the date thereof and for the period then ended, and have been prepared in accordance with GAAP. The Borrower has no material obligations, liabilities or commitments, direct or contingent, which are not reflected in the Financial Statements. There has been no material adverse change in the business, operations, property, assets, financial or other condition of the Borrower since December 31, 2000. The fiscal year of the Borrower is the twelve-month period ending on December 31 of each year.

         Section 3.11 Tax Returns. The Borrower has filed on a timely basis all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest or penalties relating thereto, on or before the due dates thereof (as may have been extended by valid extensions obtained by the Borrower) and there are no waivers in effect of agreements by the Borrower for the extension of time for the assessment of any tax. Except to the extent that they are being contested in good faith by appropriate proceedings for which a bond, or other security satisfactory to the Agent, has been posted and for which adequate reserves have been set aside on the books of the Borrower in accordance with GAAP, (a) there are no federal, state or local tax liabilities of the Borrower due or to become due for any tax year ended on or prior to the date of the Financial Statements, whether incurred in respect of or measured by income, which are not properly reflected in the Financial Statements, and (b) there are no claims pending or, to the best of the Borrower's knowledge, proposed or threatened against the Borrower for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

         Section 3.12 Intellectual Property. The Borrower possesses all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, and copyrights to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights of others, the failure which to possess could have a Material Adverse Effect.

         Section 3.13 Use of Proceeds. The Borrower's uses of the proceeds of any Loans made by the Lenders to the Borrower pursuant to this Agreement are, and will continue to be, legal and proper corporate uses and such uses are and will be consistent with all applicable laws, statutes and regulations, including, without limitation, Regulations T, U and X. No part of the proceeds received from the Borrower from the Loans will be used directly or indirectly for the purpose of purchasing or carrying, or for the payment in whole or in part of Indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock as such term is defined in Regulation U.

         Section 3.14 Name Changes. The Borrower has not, within the six-year period immediately preceding the Closing Date, changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

         Section 3.15 Condition of Assets; Permits, etc. All of the assets and properties of the Borrower which are reasonably necessary for the operation of its business are in good working order and condition, ordinary wear and tear excepted, and are able to perform the function for which they are currently being used. Each item included in the Borrowing Base satisfied the applicable conditions to eligibility with respect to such item set forth in the definitions in Section 1.01. The Borrower possesses all permits, licenses, consents and approvals of governmental and regulatory authorities and other Persons necessary to conduct its business.

         Section 3.16 ERISA.

                  (a) Neither the Borrower nor any Subsidiary of the Borrower maintains or contributes to any Benefit Plan other than those listed on Schedule 3.16.

                  (b) Each Benefit Plan is in substantial compliance with the applicable provisions of ERISA and the Code, and neither the Borrower nor any Subsidiary of the Borrower has received any notice asserting that any Benefit Plan is not in compliance with ERISA or such provisions of the Code.

                  (c) Each Benefit Plan which is intended to be tax-qualified has been determined by the IRS to be qualified under Section 401(a) of the Code and the regulations promulgated thereunder and neither the Borrower nor any Subsidiary of the Borrower knows or has reason to know why each such Benefit Plan should not at all times continue to be so qualified, and each trust related to such Benefit Plan has been determined to be exempt from Federal income tax under Section 501(a) of the Code.

                  (d) Neither the Borrower nor any Subsidiary of the Borrower has engaged in any prohibited transaction for which an exemption is not available or has not been previously obtained from the Department of Labor in connection with which the Borrower or any Subsidiary of the Borrower could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or tax imposed by Section 4975 of the Code.

                  (e) Neither the Borrower nor any ERISA Affiliate maintains, sponsors, contributes or is otherwise obligated to contribute to, or has ever maintained, sponsored, contributed to or was obligated to contribute to, any Plan.

                  (f) No Welfare Plan which the Borrower maintains, sponsors, contributes to or is obligated to contribute to provides or will provide post-retirement benefits, including, without limitation, death or medical benefits other than (i) coverage mandated by applicable law, (ii) retirement or death benefits under any Plan or (iii) disability benefits under any Welfare Plan provided for by paid-up insurance or otherwise.

                  (g) Neither the Borrower nor the assets of the Borrower are or are deemed to be "plan assets" whether by operation of law or under regulations promulgated under ERISA.

                  (h) No condition exists and no event has occurred which would cause the Borrower to have any liability under Title IV of ERISA for the termination of or withdrawal from a Plan.

         Section 3.17 True and Complete Copies. The Borrower has provided the Agent with a true and complete copy of its Credit and Collection Policy in effect on the Closing Date. Schedule 3.17 hereto (which shall be updated from time to time in writing by the Borrower, as necessary (but which update shall not cure any prior misrepresentation)) contains a true, correct and complete list of all of the Material Contracts, and the Borrower has made all such Material Contracts available for inspection by the Agent. Except as set forth on
Schedule 3.17, there have been no material amendments, modifications or

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supplements to the Material Contracts, there exists no default or event of default thereunder and the Material Contracts are in full force and effect.

         Section 3.18 Principal Place of Business. The principal place of business of the Borrower and the records relating to the invoices, claims, accounts receivable and contract rights of the Borrower are located at the address indicated for the Borrower in Section 11.09 or such other location as to which the Borrower has provided notice pursuant to, and otherwise complied with the provisions of, Section 7.18.

         Section 3.19 Corporate Structure.

                  (a) Except as set forth on Schedule 3.01(a) hereto (which shall be updated from time to time in writing by the Borrower, as necessary (but which update shall not cure any prior misrepresentation)), the Borrower has no Subsidiaries or other equity interest in any Person. The Borrower has made available for inspection by the Agent a true and complete copy of each agreement governing the terms of the Securitization Programs.

                  (b) Schedule 3.19 hereto (which shall be updated from time to time in writing by the Borrower, as necessary (but which update shall not cure any prior misrepresentation))sets forth a true and complete list of the officers and directors of the Borrower, each of whom is the duly elected, acting and qualified officer in the position so indicated.

         Section 3.20 Regulated Company. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

         Section 3.21 Indebtedness. Schedule 3.21 hereto (which shall be updated from time to time in writing by the Borrower, as necessary (but which update shall not cure any prior misrepresentation)) sets forth a true and complete list of all existing Indebtedness for borrowed money of the Borrower and of the bank or other depositary accounts of the Borrower.

         Section 3.22 Solvency. The Borrower is Solvent prior to, and will be Solvent after giving effect to, the transactions contemplated by this Agreement and the other Loan Documents and the making of the Loans to be made hereunder.

         Section 3.23 Intentionally Omitted.

         Section 3.24 Full Disclosure. Neither the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or the Lenders by or on behalf of the Borrower in connection with this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. There is no fact known to the Borrower which has, or could in the now foreseeable future have, a Material Adverse Effect on the Borrower, which fact has not been set forth herein, in the Financial Statements, or any certificate, opinion, or other written statement so made or furnished to the Agent or the Lenders.

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                                   ARTICLE 4.

                      THE CLOSING; CONDITIONS TO THE LOANS

         Section 4.01 Conditions to Amendment and Restatement.

                  This amendment and restatement of the First Amended and Restated Agreement is subject to the fulfillment (to the satisfaction of the Agent and the Lenders) of the following conditions precedent:

                  (a) The Borrower shall have executed and delivered to the Agent, with sufficient original counterpart copies for each Lender, this Agreement and the Notes;

                  (b) The Borrower shall have delivered to the Agent the following, each of which shall be in form and substance satisfactory to the
Agent:

                  (i) copies of the certificate of incorporation of the Borrower and all amendments thereto, certified as of a date not more than forty-five days prior to the date hereof by the Secretary of State of Delaware;

                  (ii) a Certificate of the Secretary or Assistant Secretary of the Borrower certifying to its certificate of incorporation and continued existence, the by-laws of the Borrower, the taking of all corporate action by the Borrower necessary to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and that such action has not been rescinded, limited or modified and the incumbency (with specimen signatures) of the Authorized Officers of the Borrower;

                  (iii) good standing certificates as of a date not more than twenty days prior to the date hereof with respect to the Borrower from the Secretary of State of the state of New Jersey and the state of organization of the Borrower;

                  (c) The Agent shall have received an opinion of George D. Pelose, general counsel to the Borrower, with respect to certain matters as required by the Agent, addressed to the Agent and the Lenders (and their respective participants and assigns), in form and substance satisfactory to the Agent and special counsel to the Agent.

                  (d) The Agent shall have received copies of all consents and authorizations of, permits from or filings with, any Governmental Authority or other Person required in connection with the execution, delivery, performance on enforceability of this Agreement or the other Loan Documents or any provision thereof.

                  (e) The Borrower shall have delivered to the Agent results of lien searches, satisfactory to the Agent, against the Borrower in the State of New Jersey and such other jurisdictions as the Agent shall determine.

                  (f) The Borrower shall have made available for inspection by each Lender true, correct and complete copies of all Material Contracts as executed by the parties thereto, including all schedules thereto appropriately completed. The Material Contracts, including the schedules thereto, shall be in form and substance acceptable to the Lenders and the Agent.

                  (g) There shall be no pending or threatened suit, action, investigation or other proceeding which, in the judgment of the Agent, could have a Material Adverse Effect on the Borrower.

                  (h) The Agent shall have received for itself and for the accounts of the Agent and each of the Lenders, all fees, costs and expenses payable by the Borrower, to the extent payable on or prior to the closing contemplated hereby and under the other Loan Documents and letter agreements with respect to fees payable to the Agent, duly executed by the Borrower.

                  (i) All matters related to the financial condition, assets, liabilities and creditworthiness of the Borrower shall be satisfactory to the Agent and the Lenders, in their sole discretion.

                  (j) All legal matters relating to the execution and delivery of this Agreement and the other Loan Documents shall be satisfactory to special counsel for the Agent.

                  (k) The Agent and the Borrower shall have executed and delivered a letter agreement with respect to payment of certain facility fees to the Lenders.

         Section 4.02 Conditions to Each Loan.

         The obligation of the Lenders to make Loans hereunder shall be subject to the fulfillment (to the satisfaction of the Agent) of the following conditions precedent in addition, in the case of the initial Loans, to the conditions set forth in Section 4.01:

                  (a) The Agent shall have received (i) a Notice relating to such Loan and (ii) a Summary Borrowing Base Report which shall establish to the satisfaction of the Agent that the Borrowing Base for the Borrower is equal to or greater than the outstanding principal amount of its Loans after giving effect to the Loan proposed to be made.

                  (b) The Borrower shall be in full compliance with the terms and conditions of the Loan Documents, each of the representations and warranties set forth in this Agreement (subject to updated information to the Schedules delivered by the Borrower to the Agent from time to time) and the other Loan Documents shall be true and correct in all material respects as if made on and as of the date of such Loan, the certificate of incorporation and by-laws delivered to the Agent pursuant to Section 4.01 shall have not been materially amended or rescinded and shall remain in full force and effect, and, as of the date of such Loan and after giving effect thereto and to the consummation of the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing. The issuance by the Borrower of a Notice of Borrowing shall be deemed a representation and warranty by the Borrower as to the matters referred to in the preceding sentence.

                  (c) (i) The Agent shall have received with respect to all items included in the Borrowing Base or being acquired with the proceeds of such Loan (A) a photostatic copy of the master lease agreement for each Eligible Contract, with a certificate annexed thereto of the Borrower, certifying such photostatic copy to be a true and complete copy of the original executed agreement and certifying that copies of all invoices, bills of sales and other documents relating to the assets included in the Borrowing Base (other than the documents delivered to the Agent or the Custodian pursuant to this subsection
(c)) are held at the offices of the Borrower or, if there shall be a Custodian, written confirmation from the Custodian addressed to the Agent that it shall have within its possession such copy of the master lease agreement and certificate; provided, that if there shall be only one or no lease schedule to such Eligible Contract, then the original executed Contract (including any master lease agreement) shall be delivered to the Agent, or, if there shall be a Custodian, the Custodian pursuant to the Custodian Agreement and (B) with respect to each Eligible Contract included in the Borrowing Base, the original executed Contract, the original executed delivery and acceptance certificate with respect to the Equipment or other assets leased pursuant to such Eligible Contract and the original of any note, guaranty, letter of credit or other credit enhancement provided in connection with such Contract (in each case, the original shall bear the original signature of an employee of the Borrower (if required) together with a facsimile copy of the signature of the User or the original signature of the User), or, if there shall be a Custodian, written confirmation from the Custodian that it shall have in its possession the documents described in this subpart (i)(B) and any other Contract documentation required to be delivered to the Custodian pursuant to the Custodian Agreement; and (ii) if the Agent shall determine that such filing is required in order to ensure that the Borrower shall have a duly perfected Lien on all Collateral, other than Low Value Equipment, UCC-1 financing statements naming the Borrower as secured party and the User under any Eligible Contracts included in the Borrowing Base, as debtor, and other any documentation which may be required by the Agent in order to ensure that the Agent shall have a duly perfected Lien on the Collateral; provided, however, Borrower shall not be required to file UCC financing statements against any Low Value Equipment.

                  (d) The Agent and the Borrower shall have duly executed a Supplement to the Security Agreement which shall include the Collateral to be included in the Borrowing Base or to be acquired with the proceeds of such Loan and all requisite filings of UCC financing statements shall have been made, and all other required filings and actions shall have been made and taken, in order to fully perfect the Lien of the Agent on behalf of the Lenders on any of the Collateral.

                  (e) There shall not have occurred a material adverse change in the business, operations, financial condition or properties of the Borrower since December 31, 2000 or in the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents.

                  (f) All legal matters incident to the Loan shall be reasonably satisfactory to special counsel for the Agent.

                  (g) The Agent shall have received any and all further information and documents which the Agent or its special counsel may reasonably request in connection with making such Loan.

                                   ARTICLE 5.

                         DELIVERY OF FINANCIAL REPORTS,
                         DOCUMENTS AND OTHER INFORMATION

         While the Commitment is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower agrees to deliver to each of the Lenders:

         Section 5.01 Annual Financial Statements. Annually, as soon as available, but in any event within 90 days after the last day of the fiscal year of the Borrower and its Subsidiaries, a consolidated balance sheet, consolidated statements of stockholders' equity, income, retained earnings and cash flows of the Borrower and its Subsidiaries as at and for such fiscal year, each as prepared in the normal course of the Borrower's business in accordance with GAAP, in reasonable detail, and certified without qualification by a recognized firm of independent certified public accountants acceptable to the Agent as fairly presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with GAAP, and an unaudited balance sheet and statement of stockholders' equity, income, retained earnings and cash flows of the Borrower (not including its Subsidiaries) as of the last day of such fiscal year, such balance sheet to be certified by the President or Chief Financial Officer of the Borrower as fairly presenting in all material respects the financial position of the Borrower as at its date and as having been prepared in accordance with GAAP.

         Section 5.02 Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each calendar quarter, unaudited consolidated balance sheets, statements of operations, statements of stockholders' equity, retained earnings and cash flows of the Borrower and its Subsidiaries as at and for the period ended at such quarter, each certified by the President or Chief Financial Officer of the Borrower as fairly presenting in all material respects the financial position and the results of operations of the Borrower and its Subsidiaries, as at its date and for such period and as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments).

         Section 5.03 No Default/Compliance Certificate. At the same time as it delivers the financial statements required under the provisions of Section 5.01 and 5.02, a certificate of the President or Chief Financial Officer of the Borrower certifying that (a) no Event of Default or Default has occurred hereunder or under the other Loan Documents and (b) the Borrower has complied with and is then in compliance with all the terms, covenants and conditions of this Agreement and the other Loan Documents, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement, which certificate shall be accompanied by a detailed calculation in form and substance satisfactory to the Agent evidencing compliance with Section 6.10 as at the date of such financial statements.

         Section 5.04 Monthly Reports. The Borrower will furnish or will cause to be furnished, to the Agent and each other Lender copies of the following financial statements reports and information: (a) as soon as available, but in any event within 30 days after the end of the immediately preceding calendar month, in each case certified by the President or Chief Financial Officer of the Borrower, (i) the Monthly Borrowing Base Report showing detailed values of assets in the Borrowing Base, and a reconciliation of Loans outstanding and related borrowing availability as of the end of the preceding calendar month,
(ii) a detailed aged accounts receivable trial balance (including remaining Contract Balances) showing accounts receivable of the Borrower and including all Contracts sold or otherwise transferred to Securitization Programs or any financial institutions as of the last day of the immediately preceding calendar month, in the following categories: 0-30 days; 31-60 days; 61-90 days and 91 days and over, and (iii) the Monthly Business Review of the Borrower.

         Section 5.05 Intentionally Omitted.

         Section 5.06 Other Information. Promptly after a written request therefor, such other information as to the business, affairs, financial condition or information evidencing compliance with the requirements of this Agreement, the Notes and the other Loan Documents, and such other data and information of any nature, as either Agent or the Majority Lenders may reasonably request from time to time.

         Section 5.07 Copies of Documents. Promptly upon their becoming available, copies of any (a) correspondence or notices received by the Borrower from any Governmental Authority which regulates the operations of the Borrower, including as to environmental matters and Hazardous Substances, relating to an actual or threatened change or development which could have a Material Adverse Effect with respect to the Borrower; (b) written reports submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants; and (c) any appraisals received by the Borrower with respect to its material properties or fixed assets. Borrower shall make available for inspection by the Agent or the Lenders any agreements with Securitization Programs and any reports or certificates from any Securitization Programs.

         Section 5.08 Preferred Stock. Promptly upon receipt thereof, a copy of any mandatory redemption, repurchase or put notice from any holder of Preferred Stock or from any other equityholder of the Borrower with respect to any capital stock of the Borrower, and promptly and in any event within two Business Days of such declaration, detailed notice of the declaration of any dividend on any shares of capital stock.

         Section 5.09 Notices Under Material Contracts. Promptly upon receipt thereof by the Borrower, copies of any notice of the occurrence of any non-compliance event or notices of any default or event of default and any mandatory redemption, repayment or default notice received or sent by Borrower under any Material Contract.

         Section 5.10 Notice of Litigation; Cancellation of Insurance; Other Notices. Promptly, notice in writing of (i) any litigation, legal proceeding or dispute which if determined or resolved against the Borrower could have a Material Adverse Effect on the Borrower, (ii) any cancellation or threatened cancellation by any insurance carrier of any insurance policy or policies carried by the Borrower or by any of its Subsidiaries on the assets and properties of the Borrower (except that no notice shall be required to the extent acceptable replacement policies are in place at the time of such cancellation or threatened cancellation); (iii) any removal or resignation of any director or officer of the Borrower, (iv) any material change in bank or other depositary accounts of the Borrower and (v) concurrently with being made generally available to the public by the Borrower, all press releases and statements delivered to its shareholders concerning adverse developments that are material.

         Section 5.11 Notices in Regard to Borrowing Base Assets. Promptly, and in any event (a) within one Business Day, notice in writing in the event that at any time the outstanding principal amount of the Loans shall exceed the amount of the Borrowing Base and (b) promptly, and in any event within five (5) Business Days, notify in writing the Agent of any material damage to or other loss or casualty with respect to Eligible Equipment in Inventory or assets subject to an Eligible Contract or any notice of cancellation or termination of any Eligible Contract.

         Section 5.12 ERISA. Promptly, notice in writing (a) upon the Borrower's receipt of any notice from the PBGC or from any other party that (i) the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) any Plan, or (ii) the Borrower has or could have liability with respect to a Plan.

         Section 5.13 Notices of Defaults. Promptly, notify the Agent in writing of the occurrence of any Default or Event of Default hereunder, or any event which has a Material Adverse Effect on the Borrower.

         Section 5.14 UCC Acknowledgements. Promptly upon receipt thereof by the Borrower, copies of stamped acknowledgments of all UCC-1 financing statements filed which name the Agent as secured party and the Borrower as debtor evidencing the filing thereof and evidence of the payment of all applicable recordation taxes.

         Section 5.15 Intentionally Omitted.

         Section 5.16 Budget; Business Plans. (a) By no later than January 31 of each Fiscal Year, the Borrower's budget as in effect for such Fiscal Year; and
(b) promptly after the same is approved by the Borrower's Board of Directors, a copy of any long-range plans of the Borrower and its Subsidiaries that may be prepared for or at the direction of the Board of Directors, and all amendments thereto which may be in effect from time to time.

                                   ARTICLE 6.

                              AFFIRMATIVE COVENANTS

         While the Commitment is outstanding, and until payment in full of the Notes and full and complete payment and performance of all of their other obligations arising hereunder, the Borrower, agrees that the Borrower shall, and shall cause its Subsidiaries to:

         Section 6.01 Books and Records. Keep proper books of record and account in which full, true and correct entries in all material respects shall be made of all dealings or transactions in relation to its business and activities and maintain accounts and reserves in accordance with GAAP, for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves

         Section 6.02 Chattel Paper Cause each originally executed lease agreement or lease or rental schedule to any master lease agreement (with any such original bearing the original signature of an employee of the Borrower together with a facsimile copy of the signature of the User or the original signature of the User) to be maintained with the Agent or, if there shall be a Custodian, with the Custodian in accordance with the terms of the Custodian Agreement.

         Section 6.03 Inspections and Audits. Permit the Agent and the Lenders and their respective representatives (including, without limitation, an independent audit firm acceptable to the Agent and the Majority Lenders), upon reasonable notice, free access during normal business hours to and right of inspection and examination of the Collateral (subject, with respect to inspection of Collateral located on a User's premises, to any restrictions on such inspection rights under the terms of the Contract relating thereto) and the Borrower's books, records and papers and the right to make excerpts therefrom and copies and transcripts thereof, to discuss, the affairs, finances and accounts of the Borrower with the officers of the Borrower and to conduct any audit or similar examination of any other documents assigned to the Agent deemed to be reasonably necessary or appropriate by the Agent, provided that not more than one such inspection and examination per annum shall be at the Borrower's expense, which shall be conducted by an independent audit firm selected by Agent and the Majority Lenders; provided, however, (x) that in no event shall the cost to the Borrower for each such exam exceed $5,000; (y) that the Agent agrees to consult with the Borrower within a reasonable time prior to each such exam conducted by an independent audit firm regarding the expenses associated therewith; and (z) that upon the occurrence and during the continuance of a Default or an Event of Default all inspections and examinations under this
Section 6.03 shall be at the Borrower's expense without any obligation on the part of the Agent with respect to the expense thereof. The report of any independent audit firm described above shall be reasonably satisfactory to the Agent and the Majority Lenders.

         Section 6.04 Maintenance of Collateral. Maintain, or, with respect to properties and assets subject to lease, require the Users to maintain, in good working order and condition, subject to normal wear and tear, all of the assets and properties from time to time owned by the Borrower and, in the ordinary course of business, make all needful and proper repairs, replacements, additions and improvements thereto as are necessary for the conduct of its business.

         Section 6.05 Continuance of Business. Do or cause to be done, all things reasonably necessary to preserve and keep in full force and effect the Borrower's corporate existence and all permits, rights and privileges necessary for the proper conduct of its business and continue to engage in the Basic Business as its primary line of business and to enter into Contracts solely in accordance with the Credit and Collection Policy.

         Section 6.06 Perform Obligations.

                  (a) Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Borrower, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien other than Permitted Liens against any of its properties.

                  (b) Perform all of its obligations (if any) under each of the Eligible Contracts and do, or cause to be done, all things necessary in order to keep each such Eligible Contract in full force and effect.

         Section 6.07 Insurance. (a) Maintain with responsible insurance companies such insurance on its properties against such risks, including public liability, property damage and worker's compensation insurance as are usually insured against by persons engaged in the business of leasing equipment in the same location in at least such amounts as such insurance is usually carried by persons engaged in the business of leasing equipment in such state or states or country or countries as the business of the Borrower may be conducted. Such policies owned by the Borrower shall contain additional insured and loss payable provisions in favor of the Agent for the benefit of the Lenders and each of such policies shall contain a provision precluding cancellation without a minimum of thirty (30) days' prior written notice to the Agent or, if less, the maximum period provided for the giving of such notice by the insurance carrier.

                  (b) File with the Agent upon the request of the Agent a detailed list of the insurance then in effect, stating, as applicable, the names of the insurance companies, the amounts and costs of the insurance, dates of expiration thereof and the properties and risks covered thereby.

         Section 6.08 Compliance With Laws, etc. Comply with all statutes, laws, ordinances, codes, regulations, permits, orders, approvals, licenses, judgments, restrictions or rules of any Governmental Authority having jurisdiction over the Borrower or its business or operations, including, without limitation, all Environmental Laws and ERISA, to the extent that non-compliance with the same could have a Material Adverse Effect on the Borrower.

         Section 6.09 Borrowing Base. Make such prepayments, from time to time, as required by Section 2.07 hereof so that the outstanding principal amount of all Loans to the Borrower hereunder shall at no time exceed the Borrowing Base.

         Section 6.10 Financial Covenants. (a) Cause the Borrower to maintain at all times with respect to the Borrower and its Subsidiaries on a consolidated basis:

                  (i) a Leverage Ratio of not more than 5 to 1;

                  (ii) a ratio of Total Debt to Consolidated Tangible Net Worth, as of the end of each calendar quarter of not more than 12:1.

                  (iii) a Consolidated Tangible Net Worth of not less than the sum of (A) $23,600,000 plus (B) commencing with Consolidated Net Income for the quarter ending September 30, 2001, 75% of cumulative Consolidated Net Income (but not loss or deficit), less any dividends accrued on its Preferred Stock permitted by Section 7.07(b);

                  (iv) a Fixed Charge Coverage Ratio as at the last day of any Fiscal Quarter of not less than 1.15:1;

                  (v) an Interest Coverage Ratio as at the last day of any Fiscal Quarter of not less than 3.25:1;

                  (vi) a charge-off policy and procedure to identify and charge-off on a monthly basis all accounts receivable that are more than 120 days delinquent as of the twentieth day of each calendar month;

                  (vii) a lease loss reserve policy in the form of Exhibit A-3 hereto, which policy shall not be materially amended, modified or otherwise altered without the prior written consent of the Agent, which consent shall not be unreasonably withheld.

                  (b) not permit the Borrower and its Subsidiaries to incur a Consolidated Net Loss of (i) greater than $100,000 in any calendar quarter; (ii) greater than $100,000 in the aggregate as of the end of any two consecutive calendar quarter period or (iii) greater than $100,000 in the aggregate as of the end of any four consecutive calendar quarter period; and

                  (c) not permit the three-month rolling average of the Portfolio Delinquency Ratio to exceed 3.50%.

         Section 6.11 Trade Accounts Payable. Promptly pay when due, or in conformity with customary trade terms, all of its trade accounts payable, except for late payments in the ordinary course of business with respect to non-material contracts of the Borrower, the lateness of which payments, singly or in the aggregate, could have a Material Adverse Effect on the Borrower.

         Section 6.12 Liens Against Users. With respect to all Equipment subject to a Conditional Sale Agreement, other than Low Value Equipment, upon the earlier of execution of an Eligible Contract or purchase by the Borrower of the inventory subject thereto from a manufacturer, promptly file all UCC financing statements (or assignments thereof) necessary to grant the Borrower, as secured party, a duly perfected Lien against the User, as debtor.

         Section 6.13 Liens. Cause the Liens granted to the Agent pursuant to the Security Documents to at all times be first priority perfected Liens subject to no additional Liens.

         Section 6.14 Key Man Life Insurance. Maintain, key man life insurance on the life of Daniel P. Dyer providing for coverage in an amount of not less than $2,000,000 issued by an insurance underwriter reasonably acceptable to the Agent ("Key Man Insurance"). The Borrower shall deliver to the Agent the original or certified duplicate policy of such insurance. Such insurance shall contain endorsements, in form satisfactory to the Agent, providing that the insurance shall not be cancelable, except upon ten (10) (in the case of nonpayment of premium) or forty-five (45) (for all other purposes) days' prior written notice from the insurer to the Agent and showing the Agent as sole loss payee with secured party endorsement in the Agent's standard form. All premiums on such insurance policy shall be paid by the Borrower and, if the Borrower fails to do so, the Agent may (but shall not be required to) procure such insurance and charge the cost thereof to the Borrower's loan account as part of the Obligations payable on demand and secured by the Collateral. Any insurance proceeds received at any time pursuant to a claim under such insurance policy shall be applied by the Agent as a mandatory prepayment and the Commitment shall be reduced in accordance with Section 2.07(d).

                                   ARTICLE 7.

                               NEGATIVE COVENANTS

         While the Commitment is outstanding and until payment in full of the Notes and full and complete payment and performance of all of its other obligations arising hereunder, the Borrower shall not do, or permit to be done in respect of itself or (except with respect to Section 7.07) any Subsidiary, any of the following:

         Section 7.01 Indebtedness. Create, incur, permit to exist or have outstanding any Indebtedness, except Indebtedness of the following type:

                  (a) Indebtedness of the Borrower to the Lenders under this Agreement and the Notes;

                  (b) subject to Section 7.03, Indebtedness of the Borrower for borrowed money (which shall include the amount of any guarantee(s) and the Indebtedness under any Securitization Program, valued as provided in the definition of Indebtedness) which is (x) Non-Recourse Indebtedness or (y) other Indebtedness provided that (i) such other Indebtedness is not used to finance Contracts and/or Equipment of the Borrower, (ii) the principal amount of such other Indebtedness plus all Capitalized Lease Obligations plus the amount of all stand-by letters of credit and cash collateral referred to in subsection 7.01(i)(x) and guarantees referred to in subsection 7.01(i)(y) shall not exceed $7,500,000 and (iii) the covenants governing such other Indebtedness shall not have covenants which are more restrictive than the covenants under this Agreement and the other Loan Documents and, provided, further, that any Indebtedness for borrowed money, if secured, shall be secured solely by the assets financed thereunder (which shall not in any event include Contracts and/or Equipment of the Borrower);

                  (c) Subordinated Debt;

                  (d) Capitalized Lease Obligations, provided that the aggregate amount thereof (being the amount which is required to be capitalized in accordance with GAAP), combined with the then outstanding principal amount of Indebtedness for borrowed money permitted under subsection (b)(y) above, shall not at any time exceed $7,500,000;

                  (e) Indebtedness of its Subsidiaries to the Borrower to the extent permitted under Section 7.04 of this Agreement;

                  (f) Indebtedness existing on the date hereof and set forth on
Schedule 3.21 hereof;

                  (g) Indebtedness incurred by a Securitization Subsidiary in connection with a Securitization Program;

                  (h) Indebtedness solely of the Insurance Subsidiary which consists of the obligations of the Insurance Subsidiary under policies of property insurance issued by the Insurance Subsidiary in the ordinary course of business (it being understood and agreed that the Borrower shall have no liabilities or obligations with respect to such insurance policies); and

                  (i) One or more stand-by letters of credit obtained by: (x) the Borrower in an aggregate amount not to exceed $500,000 (or cash collateral placed with an obligee of the Insurance Subsidiary in an aggregate amount not to exceed $500,000) to support the Insurance Subsidiary; or (y) the Insurance Subsidiary (or cash collateral) to support the Insurance Subsidiary and guaranteed by the Borrower

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

(provided that the Borrower's guaranty of stand-by letters of credit or cash collateral obligations obtained by the Insurance Subsidiary shall not exceed $500,000 in the aggregate).

         Section 7.02 Liens. Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower or any Subsidiary, whether now owned or hereafter acquired, except:

                  (a) Liens created and granted by the Security Documents;

                  (b) Permitted Liens;

                  (c) purchase money security interests, conditional sale arrangements and other security interests to finance Equipment acquired by the Borrower (hereinafter referred to individually as a "Permitted Financing Security Interest"); provided, however, that:

                  (i) The transaction in which any Permitted Financing Security Interest is proposed to be created (including the Indebtedness with respect thereto) is not then prohibited by this Agreement;

                  (ii) Any Permitted Financing Security Interest now owned or hereafter acquired by any Person shall attach only to the Equipment and related Contract acquired in such transaction and shall not extend to or cover any assets or properties included in the Borrowing Base or any other assets or properties of the Borrower; and

                  (d) Liens existing on the date hereof on Collateral other than Borrowing Base assets which Liens are set forth on Schedule 7.02 hereto.

         Section 7.03 Guaranties. Except as disclosed on Schedule 7.03 and except to the extent the same shall constitute Indebtedness permitted under
Section 7.01, assume, endorse, be or become liable for, or guarantee, the obligations of any Person other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; provided that the aggregate maximum Indebtedness of the Borrower (valued as provided in the definition of Indebtedness) under guarantees of obligations of Persons which are not Subsidiaries of the Borrower shall not at any time exceed $1,000,000. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other person, or to purchase, sell or lease, as lessee or lessor, property or services primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of any equity interest or otherwise) to assure a minimum equity asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another person or to supply funds to or in any manner invest in another person in connection with such person's Indebtedness.

         Section 7.04 Advances. Make, or suffer to exist, any loan or advance or extend any credit to, or make, or suffer to exist, any investment in (whether by loan, advance, capital contribution, purchase of stock, or otherwise) or acquire any stock, bond or any other equity or debt security of, any Person, including, without limitation, any Affiliate of the Borrower other than:

                  (a) advances or loans to employees not to exceed $350,000 in the aggregate outstanding at any time;

                  (b) trade credit advanced in the ordinary course of business;

                  (c) Investments permitted by Section 7.10 (other than
7.10(c)).

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

         Section 7.05 Mergers, Acquisitions. Merge or consolidate with any Person or acquire all or substantially all of the assets or any of the equity interest in any Person or sell all or any substantial part of its assets without the Agent's written consent or create any Subsidiaries whether wholly or partially owned, except (a) in the case of a merger, if the Borrower is the surviving entity or (b) otherwise, subject to the prior written consent of the Agent, provided that in the case of a merger, consolidation or other acquisition of assets, the Majority Lenders shall not unreasonably withhold their consent thereto if (x) the assets or business acquired shall be consistent with the Basic Business and (y) there shall not, either before or after giving effect thereto, be any Default or Event of Default or (c) the aggregate amount of cash capital of the Insurance Subsidiary contributed by the Borrower shall not exceed $300,000. Upon request of the Agent, and in any event promptly upon any material change in such information, the Borrower shall furnish the Lenders with a list of each of its Subsidiaries, indicating their respective capitalizations and ownership and such financial and other information as may be requested by any Lender. Provided that no Default or Event of Default has occurred and is continuing, or shall occur after giving effect thereto, nothing in this Section
7.05 shall prohibit the creation or acquisition of Subsidiaries by the Borrower in connection with Securitization Programs.

         Section 7.06 Changes in Business; Sale of Assets. Conduct any business other than the Basic Business and the business of the Insurance Subsidiary or make any material change in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except, with respect to assets other than the assets included in the Borrowing Base, in the ordinary course of business (it being understood that sales of individual or groups of leases and related equipment from time to time by the Borrower to third parties pursuant to whole loan sales or to its Securitization Subsidiaries pursuant to Securitization Programs shall be deemed to be in the ordinary course of the business of the Borrower and its Subsidiaries) and for fair consideration and, in the case of a disposition of assets included in the Borrowing Base, subject to payment, concurrently with and as a condition to any such disposition, of the amounts required to be paid pursuant to Section 2.07, or dispose of any material assets in the form of shares of stock of any other Person or indebtedness, whether now owned or hereafter acquired, or discount, sell, pledge, hypothecate or otherwise dispose of accounts receivable other than in the ordinary course of business; provided that, notwithstanding the foregoing or any other provision of the Loan Documents to the contrary, from and after the occurrence and during the continuance of a Default or an Event of Default, but without limiting any rights or remedies of the Agent and the Lenders under this Agreement, the other Loan Documents and at law or equity:

                  (a) no conveyance, sale, assignment, transfer or other disposition of assets of the Borrower included in the Borrowing Base shall be permitted;

                  (b) a sale, assignment, transfer or other disposition of assets not included in the Borrowing Base shall be permitted subject to satisfaction of each of the following conditions:

                  (i) the Borrower shall have provided to the Agent and each of the Lenders, prior to such disposition, a notice (the "Notice") which refers expressly to this Section 7.06 and specifies, in reasonable detail, the assets to be disposed of, the purchaser and proposed date thereof (which shall be more than seven (7) Business Days after the date of actual receipt by the Agent and the Lenders of such Notice), the purchase price therefor, and the Default or Event of Default which then exists; and

                  (ii) (x) if such disposition is to a Person other than a Securitization Program, the purchase price to the Borrower for such assets shall be paid entirely in cash in an amount equal to the higher of Net Investment or Fair Market Value; or

                  (y) if such disposition is to a Securitization Program (it being understood and agreed that Securitization Subsidiaries shall solely conduct the businesses related to the limited purposes for which they were created), (1) the purchase price to the Borrower for such assets shall be the higher of Net Investment or Fair Market Value; (2) the Borrower shall have provided the Agent with a written confirmation from the lenders or trustee or other representative of the lenders providing the financing for such disposition that the same shall have been advised of the existence of such Default or Event of Default; (3) the economic terms of such transaction shall not have been modified in any material respect from the economic terms in effect prior to such Default or Event of Default; and (4) the Borrower shall not have received written objection to such disposition from the Agent on behalf of the Lenders (which objection the Agent may give, and, upon instruction of the Majority Lenders, shall give) within seven (7) Business Days of actual receipt by the Agent and the Lenders of the Notice, it being understood and agreed that the Agent and Lenders may object to any such disposition in their sole discretion. Any failure by the Agent on behalf of the Lenders to object to any disposition pursuant to this Section 7.06(b)(ii)(y) shall not bind the Agent and the Lenders with respect to any other or subsequent disposition of assets and the Agent may at any time provide a notice to the Borrower prohibiting all future dispositions of assets pursuant to this subsection.

         Section 7.07 Redemptions; Dividends

                  (a) Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of its capital stock now or hereafter outstanding or set apart any sum for any such purpose; or

                  (b) Declare or pay any cash dividends or make any distribution of cash or other property of any kind on its outstanding stock or other equity interests, or set aside any sum for any such purpose, including, without limitation, on any shares of Preferred Stock (provided that the Borrower may accrue but not declare or pay dividends under Section 1A of the Amended Articles).

         Section 7.08 Stock Issuance. Issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of the capital stock of the Borrower except that such issuance or acquisition shall be permitted if and to the extent that, after giving effect thereto, there shall not have occurred a Change of Control.

         Section 7.09 Prepayments. Make any prepayment, whether voluntary or mandatory, of any Indebtedness for borrowed money (other than Indebtedness evidenced by the Notes) incurred or permitted to exist under the terms of this Agreement, without the prior written consent of the Agent, provided that if no Default or Event of Default exists or would exist after giving effect thereto, the Borrower may prepay (a) Non-Recourse Indebtedness (provided the terms thereof are not more onerous to the Borrower than the terms of this Agreement) and (b) Subordinated Debt (other than Subordinated Debt issued to holders of Preferred Stock).

         Section 7.10 Investments. Make, or suffer to exist, any Investment in any Person, except Investments in:

                  (a)

                  (i) obligations issued or guaranteed by the United States of America;

                  (ii) certificates of deposit, overnight time deposits, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and (x) whose deposits are insured by the Federal Deposit

Insurance Corporation or (y) having capital and surplus in an aggregate amount of not less than $100,000,000;

                  (iii) open market commercial paper rated at least A-1 by S&P or P-1 by Moody's or the equivalent rating from another nationally recognized credit rating firm;

                  (iv) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations;

                  (v) shares of "money market funds", each having net assets of not less than $100,000,000;

in each case maturing or being due or payable in full not more than 180 days after the Borrower's acquisition thereof;

                  (b) Subsidiaries of the Borrower and Securitization Programs, provided that the amount of such Investment of the Borrower therein shall not at any time exceed fifty percent (50%) of Consolidated Tangible Net Worth;

                  (c) Advances permitted pursuant to Section 7.04;

                  (d) Interest Rate Contracts and Foreign Exchange Contracts provided that the same are entered into in the ordinary course of business and not for speculative purposes and are with a counterparty rated A+ or higher by S&P or the equivalent by Moody's or another nationally recognized credit rating firm; and

                  (e) Investments in Persons to the extent permitted by Section 7.05.

         Section 7.11 Fiscal Year; Accounting Changes. Change its fiscal year or make a material change to its accounting policies or practices.

         Section 7.12 ERISA Obligations.

                  (a) Except as disclosed on Schedule 3.16, maintain, sponsor, contribute to or become obligated to contribute to, any Plan.

                  (b) Permit any Welfare Plan which the Borrower maintains, sponsors, contributes to or is obligated to contribute to, to provide post-retirement benefits other than (i) coverage mandated by applicable law,
(ii) retirement or death benefits under any Benefit Plan or (iii) disability or other benefits under any Welfare Plan that have been fully provided for by paid-up insurance or otherwise.

                  (c) Permit the Borrower or the assets of the Borrower to become assets of any employee benefit plan, whether by operation of law or under regulations promulgated under ERISA.

                  (d) Be or become obligated to the PBGC for any amount.

                  (e) Be, or engage in any prohibited transaction which could result in the Borrower becoming, or become obligated to the IRS or the U.S. Department of Labor with respect to excise or other penalty taxes provided for in those provisions of Section 4975 the Code or ERISA, as in effect or hereafter amended or supplemented, in excess of $25,000.

                  (f) Incur any liability or obligation for, under, with respect to, or otherwise in connection with, any Plan, which liability or obligation arises under ERISA or the Code, by virtue of the Borrower or Subsidiary having an ERISA Affiliate, or any other event or condition not in the ordinary course of business shall occur or exist with respect to a Benefit Plan, provided that such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect.

         Section 7.13 Transactions With Affiliates. Except as expressly permitted by this Agreement, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate for less than book value; or (c) merge into or consolidate with or purchase or acquire assets from an Affiliate for more than book value; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate), except to the extent any of the foregoing transactions shall be entered into in the ordinary course of business (it being understood that sales of individual or groups of leases and related equipment from time to time by the Borrower to its Securitization Subsidiaries pursuant to Securitization Programs shall be deemed to be in the ordinary course of the business of the Borrower and its Subsidiaries), on terms no less favorable to the Borrower than the Borrower could obtain in a comparable arms'-length transaction with a Person not an Affiliate and for fair consideration; provided, however, that (i) any Affiliate who is an individual may serve as an employee or director of the Borrower and receive reasonable compensation for his or her services in such capacity (including pursuant to any employment agreement approved by the Board of Directors of the Borrower); and
(ii) the Borrower may make or have loans or advances to employees not in excess of $350,000 in aggregate principal amount at any time outstanding.

         Section 7.14 Capital Expenditures. Make or be or become obligated to make Capital Expenditures in excess of $1,000,000 in the aggregate in any fiscal year without the prior written consent of the Agent.

         Section 7.15 Amendments. (i) (x) Except as shall otherwise be consented to in writing by the Agent, amend, supplement or terminate, or agree to modify, amend or supplement any Material Contract or the terms or provisions of the Preferred Stock; provided however, that (A) such consent shall be deemed to have been given if the Agent shall not have objected thereto within thirty (30) days after actual receipt by the Agent and each of the Lenders of a written request for such consent from the Borrower which references this Section 7.15 and expressly states it shall be deemed approved within thirty (30) days of receipt if not objected to by the Agent, accompanied by a copy of the proposed amendment, supplement or modification, and (B) changes, amendments or terminations that would not have a Material Adverse Effect on the Borrower may be made without the prior written consent of the Agent or (y) materially modify, alter, amend or otherwise materially change its Credit and Collection Policy without the prior written consent of the Agent, which consent shall be granted in the Agent's sole discretion or (ii) except as shall otherwise be consented to by the Agent, in its sole discretion, enter into or be a party to any agreement (other than Subordinated Debt Agreements) which restricts or limits the ability of the Borrower to amend, modify or supplement this Agreement or any of the Loan Documents.

         Section 7.16 Copies of Corporate Documents. Materially modify, amend, supplement or terminate, or agree to materially modify, amend or supplement, the Borrower's certificate of incorporation (including the Amended Articles) or by-laws, without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed.

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

         Section 7.17 Principal Place of Business. Change the principal place of business of the Borrower or the location of the Borrower's books and records or open any new place of business except in each case 30 days prior written notice to the Agent and provided that the Borrower shall have taken all such actions as the Agent shall have required in order to maintain the priority and perfection of the Lien in favor of the Agent on the assets of the Borrower.

                                   ARTICLE 8.

                                EVENTS OF DEFAULT

         Section 8.01 Events of Default. The occurrence of any one or more of the following events (each, an "Event of Default") shall constitute a default under this Agreement:

                  (a) Failure to make any payment or mandatory prepayment of principal when due or, within three (3) Business Days of the due date thereof, interest upon any Note, or payment of any fee or any other amount payable hereunder.

                  (b) Failure to perform or observe any of the agreements of the Borrower contained in Article 7 (except with respect to any non-material breach of any provision in Article 7, which shall be subject to Section 8.01(c) below) or Section 5.13, 6.05, 6.09 or 6.10 hereof.

                  (c) Failure by the Borrower to perform or observe in any material respect any other term, condition or covenant of this Agreement or of any of the other Loan Documents, which failure shall remain unremedied for a period of twenty (20) days after the earlier of the date on which the Agent gives written notice thereof to the Borrower or on which the Borrower became aware or should, in the exercise of reasonable due diligence, have become aware of such failure.

                  (d) The occurrence of any default or event of default under any term, condition or covenant of any bond, note, debenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or any Subsidiary is a party or by which such Person is bound, or by which any of such Person's properties or assets may be affected, including, without limitation, under any agreement relating to any Securitization Program (a "Debt Instrument") if the outstanding indebtedness or obligations of the Borrower or such Subsidiary under such Debt Instrument exceeds $500,000 in aggregate principal amount and (x) may be declared to be due and payable by reason of such default or event of default prior to the date on which such indebtedness or obligations would otherwise become due and payable or (y) is due and payable and unpaid.

                  (e) Any representation or warranty made in writing to any Agent or to any Lender in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement or any of the other Loan Documents, shall have been false or misleading in any material respect when made or delivered.

                  (f) The Borrower shall fail to comply in any material respect with its obligations under any Material Contract or there shall occur any default or event of default thereunder which is not cured within any applicable cure period provided therein, if any.

                  (g) The Borrower or any of its Subsidiaries shall (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdictions whether now or hereafter in effect, or the

Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which shall not be controverted within ten days or which remains undismissed for a period of thirty days or more; or any order for relief shall be entered in any such proceeding; or the Borrower or any of its Subsidiaries by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue which shall not be controverted within ten days or which remains undischarged for a period of thirty days or more; (ii) generally not pay its debts as such debts become due; or (iii) have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint which is not controverted within ten days or vacated within thirty days from the date thereof.

                  (h) Any judgment against the Borrower or any attachment, levy of execution against any of its properties for any amount in excess of $500,000 which is not controverted within ten days and which shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty days or more.

                  (i) The Liens created and granted to the Agent under the Security Documents shall fail to be valid, first, perfected Liens subject to no prior or equal Lien.

                  (j) A Change of Control shall occur.

                  (k) There shall have occurred a material adverse change in the business, operations, financial condition or properties of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents.

         Section 8.02 Effect; Remedies. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall not be entitled to exercise any rights to obtain Loans under this Agreement. Upon the occurrence of any Event of Default (i) (x) described in Section 8.01(g) hereof, the Commitment shall terminate and the Loans and any other outstanding Obligations shall immediately and automatically become due and payable in full, without requirement of any action whatsoever by the Agent or the Lenders, or (y) upon the occurrence of any other Event of Default, the Agent, upon request of Majority Lenders, shall terminate the Commitment and the Loans and any other then outstanding Obligations may, without demand or notice of any kind, be declared due and payable by the Majority Lenders through the Agent, and thereupon shall immediately become due and payable, in each case without presentment or demand for payment, notice of nonpayment, protest or further notice or demand of any kind all of which are expressly waived by the Borrower, and (ii) the Agent, on behalf of and at the request of the Majority Lenders, shall be entitled to exercise all of the rights and remedies available under the Security Agreement, the other Loan Documents and at law or in equity.

                                   ARTICLE 9.

                              CONCERNING THE AGENT

         Section 9.01 Appointment and Authority of the Agent. Each Lender hereby appoints National City Bank to serve as the Agent for such Person under this Agreement and the other Loan Documents,

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

and hereby irrevocably authorizes such Person, as the Agent, to take such actions on its behalf under this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are expressly delegated to the Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The Lenders hereby authorize the Agent to execute and deliver the Security Agreement, the Custodian Agreement and the Lockbox Agreement as Agent and agree to be bound by the terms and conditions thereof.

         Section 9.02 Delegation of Duties. The Agent may exercise its powers and execute its duties by or through employees or agents.

         Section 9.03 Independent Credit Evaluations.

                  (a) Each Lender expressly acknowledges to the Agent that the Agent has not made any representations or warranties to it regarding this Agreement, the other Loan Documents, any of the other documents mentioned herein or therein or the transactions contemplated hereby and thereby or regarding the Borrower or its business or financial condition.

                  (b) Each Lender acknowledges to the Agent and to each other Person that it has independently and without reliance on the Agent or any other Person, and based upon such documents and inquiries as it has deemed appropriate, made its own credit analyses of the Borrower and its own decision to enter into this Agreement and the other Loan Documents.

                  (c) Each Lender agrees that it will, independently and without reliance on the Agent or any other Person, and based upon such documents and inquiries as it shall deem appropriate at the time, continue to make its own credit analyses and decisions in taking or not taking actions under this Agreement and the other Loan Documents and to make such investigations as it deems necessary to keep current its information relating to the affairs, financial position and creditworthiness of the Borrower.

         Section 9.04 Limited Scope of Duties.

                  (a) Nothing in this Agreement is intended to, or shall be construed as to, impose upon the Agent any duties or responsibility in respect of this Agreement except as expressly set forth in this Agreement. The relationship between the Agent and each of the Lenders is that of agent and principal only and the respective duties and obligations of the Agent are of an administrative and mechanical nature only. Nothing in this Agreement shall be construed so as to constitute the Agent as a trustee or fiduciary for any Lender or to impose upon an Agent any duties or responsibilities other than those for which express provision is made herein.

                  (b) Except for notices, financial statements and other documents, if any, expressly required to be furnished to the Lenders by the Agent pursuant to the provisions of this Agreement, or the other Loan Documents, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business or financial condition of the Borrower which may come into the possession of the Agent or any of its Affiliates, whether before or after the making of any Loan hereunder, nor shall the Agent have any duty to inspect the properties or books of the Borrower.

                  (c) The Agent shall be entitled to assume that no Event of Default or Default has occurred and is continuing, unless the Agent has actual knowledge of such fact or has received notice from a Lender or the Borrower, as the case may be, that such Lender or Borrower, as the case may be, considers that an Event of Default or Default has occurred and is continuing and specifying the nature thereof.

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

                  (d) So long as the Agent shall be entitled, pursuant to
Section 9.04(c), to assume that no Event of Default or Default has occurred and is continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Loan Documents, except that (i) subject to subparagraph (e) of this
Section 9.04, the Agent shall not exercise any rights under Article 8 hereof except upon the written consent or written instructions of the Majority Lenders and (ii) the Agent shall be required to act or not act upon the written instructions of the Majority Lenders (or the Lenders comprising such other percentage in interest of the Lenders as provided herein) and such exercise of discretion shall be binding on all the Lenders. Any such instructions shall be binding upon the Agent and the Lenders (including, but not limited to, any Lender which has not signed such instructions or which has dissented from the actions or inactions specified in such instructions); provided, however, that the Agent shall not be required to act or not to act if to do so, in its sole judgment, would expose the Agent to liability (which liability would not be covered by the provisions of Section 9.07) or would be contrary to this Agreement, the Notes, the other Loan Documents or to applicable law, except that the Agent shall so act or not act if doing so would expose it to liability if and only if it shall have received from the Lenders such confirmation of indemnities against all such liabilities and any and all expenses, including fees and expenses of its counsel satisfactory to it in its sole judgment.

                  (e) In the event that the Agent shall have acquired actual knowledge of a Default or Event of Default, the Agent shall promptly give notice thereof to the Lenders and shall take such action and assert such rights under this Agreement, and/or under the other Loan Documents as the Majority Lenders shall direct, provided that the Agent shall not be required to act or not to act if to do so would expose the Agent to liability or would be contrary to this Agreement, the other Loan Documents or applicable law, and provided further, that if the Majority Lenders entitled so to direct the Agent shall fail, for ten days after the giving of any such notice, so to direct the Agent, the Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the Lenders and the Agent.

         Section 9.05 Reliance by the Agent.

                  (a) The Agent shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document received by it and believed by it to be genuine and correct and to have been signed and sent or delivered by a proper Person or Persons and, in respect of legal matters, upon the advice and statements of lawyers, independent accountants and other experts selected by the Agent. The Agent and each Lender may rely conclusively on each incumbency certificate furnished to it pursuant to Article 4 until it subsequently receives a certificate amending or rescinding the prior certificate.

                  (b) As to any matter not expressly provided for in this Agreement, the Agent shall be fully protected in acting in accordance with instructions signed by the Majority Lenders and such instructions of the Majority Lenders and action taken or inaction pursuant thereto shall be binding on all the Lenders, including, but not limited to, any Lender which has not signed such instructions or which has dissented from the actions or inactions specified in such instructions, provided that the Agent shall not be required to act or not to act if to do so, in its sole judgment, would expose the Agent to liability which liability would not be covered by the indemnity provisions of
Section 9.07 or would be contrary to this Agreement, the other Loan Documents or applicable law.

         Section 9.06 Exculpatory Provisions.

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                  (a) Neither the Agent nor any of their respective
shareholders, directors, officers, employees or agents shall be liable in any manner to any of the Lenders for any action taken, or omitted to be taken, in good faith by it or them hereunder or in connection herewith, or be responsible for the consequences of any oversight or error of judgment, except for losses which are finally adjudicated to be the direct result of its gross negligence or willful misconduct.

                  (b) The Agent shall not be responsible in any manner to any of the Lenders for the due execution, effectiveness, genuineness, validity or enforceability of any of this Agreement, the Notes, the other Loan Documents or the Loans or for the truth, accuracy or completeness of any recital, statement or warranty contained herein or in any other Loan Document or in any certificate, report or other document furnished to it by or on behalf of any Person in connection with this Agreement or any other Loan Document; nor shall the Agent be under any obligation to any of the Lenders to ascertain or inquire as to the performance or observance by the Borrower or any other Person of any of the agreements or conditions set forth herein or in any other Loan Document or as to the use of any moneys loaned hereunder.

         Section 9.07 Indemnification of the Agent.

                  (a) The Lenders, severally, agree to indemnify Agent (to the extent not promptly reimbursed by the Borrower or from the income or proceeds of the sale of any of the Collateral), ratably according to the respective unpaid principal amounts of the Obligations at the time owing to each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, judgments, court costs and other out-of-pocket costs and expenses of any kind or nature whatsoever (hereinafter called, collectively, "Expenses") which may be imposed on, incurred by or asserted against the Agent, as such, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Document, provided that no Lender shall be liable for any portion of such Expenses which, based on a final adjudication, are determined to be the direct result of the gross negligence or willful misconduct of the Agent hereunder.

                  (b) In the event that the Agent does not receive from any Lender a payment which such Lender is required by the terms hereof to make to the Agent and the Agent has made the amount thereof available to the Borrower, as the intended recipient thereof, if the Borrower repays the Agent the amount made available to it, the Borrower shall be subrogated to the Agent's right to recover such amount from any Lender which failed to make such required payment.

         Section 9.08 National City Bank Individually. With respect to its obligation as a Lender to lend under this Agreement and the advances made by it pursuant hereto, National City Bank shall have the same obligations and the same rights, powers and privileges as it would have were it not an Agent. National City Bank may accept deposits from, lend money to and, generally, engage in any kind of banking, trust or other business with the Borrower or any of their respective Subsidiaries or Affiliates in all respects as if such Person were not acting as an Agent hereunder.

         Section 9.09 Dealing With the Lenders. The Agent may at all times deal solely with the several Lenders for all purposes of this Agreement and the protection, enforcement and collection of the Obligations, including the acceptance and reliance upon any certificate, consent or other document of such Lenders and the division of payments pursuant to Section 2.12, notwithstanding possession by the Agent of actual knowledge that any Lender has sold a participation in Loans made or to be made by it hereunder to another Person. The Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Agent. Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

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         Section 9.10 Duties Not to be Increased. The respective duties and liabilities of the Agent shall not be increased without the written consent of the Agent.

         Section 9.11 Successor Agent.

                  (a) The Agent may resign at any time by giving written notice to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by notice from the Majority Lenders (excluding the Agent), such resignation or removal to become effective only upon the appointment of a successor Agent as hereinafter provided.

                  (b) Upon any such resignation or removal, the Majority Lenders (excluding the Agent) shall have the right to appoint from among the Lenders a successor Agent, subject to the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which shall not be required if a Default or Event of Default shall then exist), unless none of the Lenders is willing to act as successor Agent hereunder, in which event the Majority Lenders (excluding the Agent) shall appoint as successor Agent, subject to the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which shall not be required if a Default or Event of Default shall then exist), any financial institution of international standing having an office in the United States of America, chartered by the State of New York or another of the States of the United States of America or authorized as a national banking association organized under the laws of the United States of America, and who is willing to act in that capacity. If no successor Agent shall have been appointed by the Majority Lenders, then the retiring Agent may on behalf of the Lenders appoint a successor Agent, subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which shall not be required if a Default or Event of Default shall then exist), which shall be a financial institution of international standing having an office in the United States of America.

                  (c) Upon the acceptance of its appointment as Agent hereunder by any such successor Agent, the latter shall thereupon succeed to and become vested with the duties, rights, powers and privileges of the retiring Agent and the retiring Agent shall be discharged from all duties and liabilities under this Agreement.

                  (d) After the resignation or removal of any Agent hereunder, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder and it shall also continue to be entitled to the indemnities provided hereunder insofar as they relate to events which occurred while it was Agent hereunder.

                                  ARTICLE 10.

               ADDITIONAL LENDERS, ASSIGNMENTS AND PARTICIPATIONS

         Section 10.01 Additional Lenders. Any commercial lender, other financial institution or other entity (an "Additional Lender") may join this Agreement with the consent of the Borrower and the Agent (acting in their sole discretion) and without the necessity of obtaining the consent of any of the Lenders then a party hereto, by executing and delivering to the Borrower and the Agent an agreement in substantially the form of Exhibit F hereto (a "Joinder Agreement"), duly completed, accepting all the terms and conditions of this Agreement. Upon execution and delivery of such Joinder Agreement, and subject to such consent, such Additional Lender shall be a "Lender" for all purposes of this Agreement, the Security Agreement and the other Loan Documents. Upon such Additional Lender becoming a Lender hereunder, (i) the Agent and the Borrower shall make appropriate arrangements so that a Note is issued by the Borrower to such Additional Lender, payable to its order, with appropriate insertions and

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replacement notes, if applicable, be issued to the other Lenders and (ii) this
Agreement and the Schedules hereto shall be deemed modified to reflect such Additional Lender.

         Section 10.02 Assignments.

                  (a) Each Lender may, with the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed) and of the Borrower (which consent shall not be unreasonably withheld or delayed and which shall not be required if a Default or Event of Default shall then exist), assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it) provided that (i) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance, an assignment and assumption agreement in form reasonably satisfactory to it, together with any Note or Notes being assigned and a processing and recordation fee in the amount of $2,500, (ii) unless such assignment is an assignment of the assignor's entire remaining Commitment, no assignment may be made hereunder unless each Lender shall have a Commitment of at least seven million five hundred thousand Dollars ($7,500,000) immediately after giving effect to such assignment and (iii) no Lender may transfer its proportionate share of Loans without transferring its same proportionate share of Commitment. Upon execution and delivery of such assignment agreement and payment of the processing and recordation fee to the Agent, from and after the effective date of such assignment as specified in such assignment agreement, (x) the assignee of such Lender shall be a party hereto and, to the extent of the rights and obligations so assigned to it, shall have the rights and obligations of a Lender hereunder, (y) the assigning Lender shall, to the extent of the rights and obligations so assigned by it, have relinquished its rights (other than any rights under Section 11.01 of this Agreement, which rights will survive such assignment) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of such Lender's rights and obligations under this Agreement and the other Loan Documents, the Lender shall cease to be a "Lender" hereunder) and (z) Schedule
1.01 to this Agreement shall be deemed modified to reflect any such assignment.

                  (b) Within five (5) Business Days after receipt by the Borrower of an assignment executed by a Lender as described in subsection (a) above, the Borrower, at its own expense, shall execute and deliver to such assignee in exchange for the Note or Notes surrendered upon such assignment, a new Note to the order of such assignee in an amount equal to the Commitment assumed by such assignee and, if the assigning Lender has retained a portion of the Commitment, a new Note to the order of such Lender in an amount equal to the Commitment retained by it. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Note or Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall otherwise be in substantially the form of the Notes subject to such assignment, with such additions as the Agent shall require in order to reflect the issuance of such new Notes as substitute Notes.

         Section 10.03 Participations.

                  (a) Each Lender shall have the right, subject to the further provisions of this Article 10, to grant or sell a participation in all or any part of its Loans, Notes, and Commitment (a "Participation") to any commercial lender, other financial institution or other entity (a "Participant") without the consent of the Borrower (except if the proposed participant is a competitor of the Borrower in which case the participation shall be subject to the prior written consent of the Borrower), the Agent or any other party hereto, although notice thereof shall be given to the Borrower and the Agent by each selling Lender promptly after any Participation if, after giving effect thereto, the interests hereunder in which it shall not have granted a Participation shall be not less than a majority of both its Commitment and its interest in the Loans outstanding.

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                  (b) Notwithstanding anything in the foregoing to the contrary,
(i) no Participant shall have any direct rights hereunder, (ii) the Borrower, the Agent and the Lenders other than the selling Lender shall deal solely with the selling Lender and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Participant, and (iii) no Participation shall relieve the selling Lender from its Commitment to make Loans hereunder or any of its other obligations hereunder and such Lender shall remain solely responsible for the performance thereof.

         Section 10.04 Information. A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article 10, disclose to the assignee or participant (or proposed assignee or participant) any information concerning the Borrower, their respective officers, directors and Affiliates, including, without limitation, any information in regard to the creditworthiness of the Borrower, obtained by the Lender pursuant to this Agreement and the other Loan Documents, provided, that prior to receiving any information concerning the Borrower, such assignee or participant (or proposed assignee or participant) executes and delivers to Lender a confidentiality agreement in form and substance reasonably acceptable to Borrower, and provided further that nothing in this Section 10.04 shall limit the ability of any Lender to disclose to any Person any information concerning the Borrower, their respective officers, directors and Affiliates: (a) to its attorneys, auditors, agents, professional advisors, trustees or affiliates with a need to know (who are advised of the confidential nature of such information and agree to be bound by the provisions of the confidentiality agreement), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from a source owing no duties of confidentiality to Borrower or such information is in the public domain at the time of disclosure, (c) to the extent required by law (including applicable securities law), regulation, requirement, ruling, or legal or judicial order or process or required to be disclosed in any report, statement or testimony submitted to any regulatory authority, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender (provided that any such rating agency is advised of the confidential nature of such information and agrees to be bound by the provisions of the confidentiality agreement) or (e) to the extent required in connection with any litigation between the Borrower and any Lender with respect to the Loans or this Agreement and the other Loan Documents.

                                  ARTICLE 11.

                            MISCELLANEOUS PROVISIONS

         Section 11.01 Fees and Expenses; Indemnity.

                  (a) The Borrower agrees to promptly pay on demand (i) all reasonable costs and reasonable expenses of the Agent in preparing the Loan Documents and all reasonable costs and reasonable expenses of the issue of the Notes including, but not limited to, the reasonable fees, expenses and disbursements of special counsel to the Agent, but excluding internal overhead administrative costs and expenses in connection with the preparation, execution and delivery of this Agreement, the Notes, the Security Documents and the other Loan Documents and the consummation of the transactions contemplated by all such documents; and (ii) all reasonable costs and expenses of the Agent's and the Lenders' enforcement of their rights and remedies hereunder, performance of and compliance with all agreements and conditions contained herein on the part of the Borrower to be performed or complied with (including, without limitation, all costs of filing or recording any assignments, mortgages, financing statements and other documents) and the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to any Loan Document, or any consent or waiver under any such document (or any such instrument which is proposed but not executed and delivered) and with any claim or action threatened, made or brought against the Agent or the Lenders arising out of or relating to any extent to this Agreement, the Security Documents, the other Loan Documents or the transactions

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

contemplated hereby or thereby. In addition, the Borrower agrees to promptly (and in any event within 30 days after its receipt of an invoice or statement therefor) pay all costs and expenses (including, without limitation, fees and disbursements of counsel) suffered or incurred by the Agent and the Lenders in connection with its enforcement of the payment of the Notes or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder.

                  (b) The Borrower shall indemnify the Agent and the Lenders against, and hold each of them harmless from, any loss, liabilities, damages, claims, reasonable costs and reasonable expenses (including attorneys' fees and disbursements) suffered or incurred by it arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans (other than as a result of an act or omission of the Agent or any Lender which a court of competent jurisdiction finally determines has been committed with gross negligence, willful misconduct or in bad faith), including, without limitation, losses, liabilities, damages, claims, reasonable costs and reasonable expenses suffered or incurred by the Agent or the Lenders in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) the ownership or use of any of the Collateral or the Lien of the Agent or the Lenders in the Collateral, (ii) the failure on the part of the Borrower to comply in all respects with the laws of the United States of America and other jurisdictions in which the Collateral or any part thereof my be operated and with all lawful acts, rules, regulations and orders of any commissions, boards or other legislative, executive, administrative or judicial bodies or officers having power to regulate or supervise any of the Collateral, and (iii) the execution, delivery, consummation, waiver, consent, amendment, enforcement, performance and administration (except for internal overhead administrative costs and expenses) of this Agreement, the Loan Agreement, the Security Documents and the other Loan Documents, or the use by the Borrower of the proceeds of each extension of credit under the Loan Agreement; (iv) any untrue statement of any material fact of the Borrower in any document or schedule filed with any governmental body;
(v) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not materially misleading; (vi) any acts, practices or omissions of the Borrower or its agents or representatives related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions which are in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (vii) any withdrawals, termination or cancellation of any such acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent and the Lenders hereunder or at common law or otherwise. The provisions of this
Section 11.01 shall survive the payment of the Notes and the termination of this Agreement.

         Section 11.02 Taxes. If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any federal, state or local tax is payable in respect of the issuance of any Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement (other than in respect of tax penalties imposed solely by reason of any act or omission of the Agent or any of the Lenders committed in bad faith or with gross negligence), then the Borrower agrees to pay any such tax and all interest and penalties, if any, and will indemnify the Agent and the Lenders against and hold each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in

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payment of any such tax. If any such tax or taxes shall be assessed or levied against any Lender or any other holder of a Note, such Lender, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 11.02 shall survive payment of the Notes and the termination of this Agreement.

         Section 11.03 Payments. All payments by the Borrower hereunder shall be made to the Agent as provided in Section 2.12 hereof. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Lenders pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of the Lenders payable by the Lenders with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes). Upon payment in full of each Note, the Agent shall mark such Note "Paid" and return it to the Borrower. The Borrower shall be liable for all Obligations under this Agreement and the other Loan Documents.

         Section 11.04 Survival of Agreements and Representations; Reaffirmation of Security Interest; Waiver of Trial by Jury.

                  (a) All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes.

                  (b) The Borrower hereby reaffirms as of the date hereof each and every security interest and lien granted in favor of the Agent and the Lenders under the Loan Documents, and agrees and acknowledges that such security interests and liens shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, in each case after giving effect to the Original Agreement as amended by the First Amended and Restated Agreement and as further amended by this Agreement, and the obligations secured thereby and thereunder shall include the Borrower's obligations under the Original Agreement as amended by the First Amended and Restated Agreement and as further amended by this Agreement. Each such reaffirmed security interest and lien remains and shall continue to remain in full force and effect and is hereby in all respects ratified and confirmed and all references in the Security Documents to the Original Agreement shall refer to the Original Agreement as amended by the First Amended and Restated Agreement and as further amended and modified by this Agreement.

                  (c) THE BORROWER, THE AGENT AND EACH LENDER WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         Section 11.05 Lien on and Set-off of Deposits. As security for the due payment and performance of all the Obligations, the Borrower hereby grants to the Agent for the ratable benefit of the Lenders a Lien on any and all deposits or other sums at any time credited by or due from any Lender to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereinafter held or

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

received by or in transit to any Lender from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property may, at any time after the occurrence and during the continuance of any Event of Default, be set-off, appropriated and applied by such Lender against any of the Obligations, whether or not any of such Obligations is then due or is secured by any Collateral, or, if it is so secured, whether or not the Collateral held by the Agent is considered to be adequate.

         Section 11.06 Modifications, Consents and Waivers; Entire Agreement.

                  (a) No modification, amendment or waiver of or with respect to any provision of this Agreement, the Notes, the Security Documents or any of the other Loan Documents nor consent to any departure by the Borrower from any of the terms or conditions hereof or thereof, shall in any event be effective unless it shall be in writing and signed by the Borrower and the Majority Lenders; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the affected Lenders, increase the amounts or extend the term of the Commitment of such Lender or subject such Lender to any additional obligations, or, unless signed by all of the Lenders do any of the following:(i) reduce the principal of, or interest on, the Notes or any fees hereunder, (ii) postpone any scheduled date for any payment of principal of, or interest on, the Notes or any fees hereunder, (iii) change the percentage in interest of the Lenders which shall be required to take action hereunder, (iv) other than as permitted by the Loan Documents, release all or a substantial portion of the Collateral if the effect thereof is to cause the outstanding principal amount of the Loans to exceed the amount of the Borrowing Base, (v) change the definitions of "Eligible Equipment", "Eligible Contracts", and/or "Borrowing Base" or (vi) change any provision of this Section 11.06; provided further, however, that no amendment, waiver or consent with respect to any provision of Article 9 shall be effective unless signed by the Agent affected by such amendment. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

                  (b) This Agreement embodies the entire agreement and understanding among the Agent, the Lenders and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 11.07 Remedies Cumulative. Each and every right granted to the Agent and the Lenders hereunder or under any other document delivered here under or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

         Section 11.08 Further Assurances. At any time and from time to time, upon the reasonable request of the Agent, the Borrower shall, at its expense, execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments, including, without limitation, collateral assignments of software rights and Lien searches required from time to time to confirm the Agent's Lien on the Collateral, and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the Notes, the Security Documents and the other Loan Documents.

         Section 11.09 Notices. Except as otherwise provided for herein, all notices, requests, reports and other communications pursuant to this Agreement shall be in writing, and shall be delivered personally, or registered mail, postage prepaid, by hand or commercial messenger service, or sent by certified mail or registered mail, postage prepaid, return receipt requested, except for routine reports

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delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail, facsimile (followed by a hard copy), with electronic confirmation of receipt, addressed as follows:

                  If to the Borrower:

                  Marlin Leasing Corporation
                  124 Gaither Drive
                  Suite 170
                  Mount Laurel, NJ 08054
                  Attention: Mr. Daniel Dyer, Chief Executive Officer With a Copy to: Mr. George Pelose, General Counsel
                  Tel: (609) 359-9111
                  Facsimile: (888) 479-1100

                  If to the Agent:

                  National City Bank
                  One South Broad Street, 18th Floor
                  Philadelphia, PA 19107
                  Attention: Mr. Michael Labrum
                  Tel: (267) 256-4081
                  Facsimile: (267) 256-4001

                  with a copy (other than in the case of Notices and reports and other documents delivered in compliance with Article 5 hereof) to:

                  Klehr, Harrison, Harvey, Branzburg & Ellers, LLP 260 South Broad Street
                  Philadelphia, PA 19102
                  Attention: Jeffrey O. Greenfield
                  Tel: 215-569-3009
                  Facsimile: 215-568-6603

                  If to the Lenders, at the addresses set forth on the signature pages hereto or in the Joinder Agreement pursuant to which a Lender becomes a party hereto, as the case may be.

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or commercial messenger service to such party at its address specified above, or, if sent by mail, on the fifth Business Day after the day deposited, with a United States Postal Depositary postage prepaid, or, if sent by facsimile, when electronically confirmed. Any facsimile transmission will be confirmed by hard copy sent one
(1) Business Day after transmission by first class or registered or certified mail. Any party may change the person or address to whom or which notices are to be given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         Section 11.10 Construction; Governing Law; Consent to Jurisdiction.

                  (a) The headings used in this Agreement are for convenience of reference only and shall not in any way be deemed to limit, define or describe the scope and intent of this Agreement or any provision hereof.

                  (b) This Agreement, the Notes, the Security Documents and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania without reference to its principles of conflict of laws.

                  (c) The Borrower irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement, the Notes, or any other Loan Document may be subject to the jurisdiction of any court of the Commonwealth of Pennsylvania sitting in the County of Philadelphia or the United States District Court for the Eastern District of Pennsylvania. The Borrower, by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. The Borrower further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 11.09 hereof. The Borrower hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. Nothing in this Section 11.10 shall affect, or impair in any manner or to any extent the right of the Agent or the Lenders to commence legal proceedings or otherwise proceed against the Borrower in any jurisdiction or to serve process in any manner permitted by law.

         Section 11.11 Severability. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse noncompliance by the Borrower with any other. The Borrower is liable for the performance and compliance with this Agreement. The Borrower shall take any action the effect of which shall constitute a breach or violation of any provision of this Agreement.

         Section 11.12 Binding Effect; No Assignment or Delegation. This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of Lenders and the Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Majority Lenders, and any purported assignment or delegation without such consent shall be void.

         Section 11.13 Counterparts; Facsimile Execution. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission shall constitute execution and delivery for all purposes.

[Remainder of page intentionally left blank; Signatures to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                 BORROWER:

                                                 MARLIN LEASING CORPORATION

                                                 By:____________________________
                                                      Name:
                                                      Title:

                                                 AGENT:

                                                 NATIONAL CITY BANK
                                                      as Agent

                                                 By:____________________________
                                                      Name:
                                                      Title:

                                                 LENDERS:

NATIONAL CITY BANK                               FIRSTRUST SAVINGS BANK
One South Broad Street, 18th Floor               15 East Ridge Pike
Philadelphia, PA 19107                           Conshohocken, PA 19428
Attention: Specialized Lending Group             Attention: John Hollingsworth
Facsimile: (267) 256-4001                        Facsimile: (610) 238-5066

By:_____________________________                 By:____________________________
Name:                                            Name:
Title:                                           Title:

SOVEREIGN BANK
Three Radnor Corporate Center
Suite 210
100 Matsonford Road
Radnor, PA 19087
Attention: Michael Hassett
Facsimile: (610) 526-6214

By:_________________________________
Name:
Title:

                                                                   SCHEDULE 1.01

                   COMMITMENT PERCENTAGES AND LOAN COMMITMENTS

     Lender Name                          Loan Commitment               Commitment Percentage(1)
----------------------                    ---------------               ------------------------
  National City Bank                        $ 15,000,000                         46.15%
    Sovereign Bank                          $ 10,000,000                         30.77%
Firstrust Savings Bank                      $  7,500,000                         23.08%
----------------------                      ------------                         -----
         Total                              $ 32,500,000                           100%

---------------------------------
(1) Figure represents the actual percentage rounded to the nearest one-hundredth of one percent.